Exhibit 99.01

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of CIT Group Inc.:

In our opinion, the accompanying consolidated balance sheets as of December 31, 2003 and 2002 and September 30, 2002, and the related consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CIT Group Inc. and its subsidiaries at December 31, 2003 and 2002 and September 30, 2002, and the results of their operations and their cash flows for the year ended December 31, 2003, the three months ended December 31, 2002, the fiscal year ended September 30, 2002 and for the period from June 2, 2001 through September 30, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, on June 2, 2001 the Company changed its basis of accounting for purchased assets and liabilities, and on October 1, 2001 the Company changed the manner in which it accounts for goodwill and other intangible assets.

PricewaterhouseCoopers LLP
New York, New York
January 22, 2004, except as to the
effects of changes in reportable
segments as described in Note 21
which is as of July 22, 2004.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of CIT Group Inc.:

In our opinion, the accompanying consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the results of operations and cash flows of CIT Group Inc. and its subsidiaries for the period from January 1, 2001 through June 1, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, on January 1, 2001 the Company changed the manner in which it accounts for derivative instruments and hedging activities.

PricewaterhouseCoopers LLP
New York, New York
October 18, 2001, except as to the
effects of changes in reportable segments as described in Note 21 which is as of July 22, 2004, the reacquisition of international subsidiaries described in Note 25 which is as of February 11, 2002, and the reorganization of Tyco Capital Holding Inc.
described in Note 24 which is as of
July 1, 2002.

                         CIT GROUP INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                      ($ in millions -- except share data)

                                                                       December 31,         December 31,          September 30,
                                                                          2003                  2002                   2002
                                                                       ------------         ------------          -------------
                             ASSETS

Financing and leasing assets:
   Finance receivables ........................................         $31,300.2             $27,621.3             $28,459.0
Reserve for credit losses .....................................            (643.7)               (760.8)               (777.8)
                                                                        ---------             ---------             ---------
   Net finance receivables ....................................          30,656.5              26,860.5              27,681.2
   Operating lease equipment, net .............................           7,615.5               6,704.6               6,567.4
   Finance receivables held for sale ..........................             918.3               1,213.4               1,019.5
Cash and cash equivalents .....................................           1,973.7               2,036.6               2,274.4
Retained interests in securitizations .........................           1,380.8               1,451.4               1,410.4
Goodwill and intangible assets ................................             487.7                 400.9                 402.0
Other assets ..................................................           3,310.3               3,265.0               3,355.6
                                                                        ---------             ---------             ---------
Total Assets ..................................................         $46,342.8             $41,932.4             $42,710.5
                                                                        =========             =========             =========

               LIABILITIES AND STOCKHOLDERS' EQUITY

Debt:
   Commercial paper ...........................................         $ 4,173.9             $ 4,974.6             $ 4,654.2
   Variable-rate bank credit facilities .......................                --               2,118.0               4,037.4
   Variable-rate senior notes .................................           9,408.4               4,906.9               5,379.0
   Fixed-rate senior notes ....................................          19,830.8              19,681.8              18,385.4
   Preferred capital securities ...............................             255.5                    --                    --
                                                                        ---------             ---------             ---------
Total debt ....................................................          33,668.6              31,681.3              32,456.0
Credit balances of factoring clients ..........................           3,894.6               2,270.0               2,513.8
Accrued liabilities and payables ..............................           3,346.4               2,853.2               2,725.2
                                                                        ---------             ---------             ---------
Total Liabilities .............................................          40,909.6              36,804.5              37,695.0
                                                                        ---------             ---------             ---------
Commitments and Contingencies (Note 17)
Minority interest .............................................              39.0                    --                    --
Preferred capital securities ..................................                --                 257.2                 257.7
Stockholders' Equity:
   Preferred stock, $0.01 par value,
     100,000,000 authorized; none issued ......................                --                    --                    --
   Common stock, $0.01 par value,
     600,000,000 authorized; 211,848,997
     issued and 211,805,468 outstanding .......................               2.1                   2.1                   2.1
   Paid-in capital, net of deferred
     compensation of $30.6, $5.5 and $6.4 .....................          10,677.0              10,676.2              10,674.8
   Contributed capital ........................................                                                            --
   Accumulated (deficit) ......................................          (5,141.8)             (5,606.9)             (5,722.8)
   Accumulated other comprehensive loss .......................            (141.6)               (200.7)               (196.3)
Less: Treasury stock, 43,529 shares, at cost ..................              (1.5)                   --                    --
                                                                        ---------             ---------             ---------
Total Stockholders' Equity ....................................           5,394.2               4,870.7               4,757.8
                                                                        ---------             ---------             ---------
Total Liabilities and Stockholders' Equity ....................         $46,342.8             $41,932.4             $42,710.5
                                                                        =========             =========             =========

                See Notes to Consolidated Financial Statements.

                         CIT GROUP INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                    ($ in millions -- except per share data)

                                                           Year         Three Months       Year           June 2         January 1
                                                           Ended            Ended          Ended          through         through
                                                       December 31,     December 31,   September 30,   September 30,      June 1,
                                                           2003             2002           2002            2001            2001
                                                       ------------     ------------   -------------   -------------   ------------
                                                        (successor)      (successor)    (successor)     (successor)    (predecessor)
Finance income ..................................       $ 3,729.5        $   971.7      $ 4,342.8        $ 1,676.5      $ 2,298.8
Interest expense ................................         1,319.3            340.0        1,439.3            597.1        1,022.7
                                                        ---------        ---------      ---------        ---------      ---------
Net finance income ..............................         2,410.2            631.7        2,903.5          1,079.4        1,276.1
Depreciation on operating lease
  equipment .....................................         1,053.0            277.3        1,241.0            448.6          588.1
                                                        ---------        ---------      ---------        ---------      ---------
Net finance margin ..............................         1,357.2            354.4        1,662.5            630.8          688.0
Provision for credit losses .....................           387.3            133.4          788.3            116.1          216.4
                                                        ---------        ---------      ---------        ---------      ---------
Net finance margin after provision
  for credit losses .............................           969.9            221.0          874.2            514.7          471.6
Other revenue ...................................           947.6            263.5          972.6            336.2          230.4
(Loss) gain on venture capital
  investments ...................................           (88.3)            (6.4)         (40.3)            (1.1)           7.1
                                                        ---------        ---------      ---------        ---------      ---------
Operating margin ................................         1,829.2            478.1        1,806.5            849.8          709.1
                                                        ---------        ---------      ---------        ---------      ---------
Salaries and general operating
  expenses ......................................           942.3            242.1          946.4            348.5          446.0
Interest expense -- TCH .........................              --               --          662.6             97.7            1.1
Goodwill impairment .............................              --               --        6,511.7               --             --
Goodwill amortization ...........................              --               --             --             59.8           37.8
Acquisition-related costs .......................              --               --             --               --           54.0
                                                        ---------        ---------      ---------        ---------      ---------
Operating expenses ..............................           942.3            242.1        8,120.7            506.0          538.9
                                                        ---------        ---------      ---------        ---------      ---------
Gain on redemption of debt ......................            50.4               --             --               --             --
                                                        ---------        ---------      ---------        ---------      ---------
Income (loss) before provision for
  income taxes ..................................           937.3            236.0       (6,314.2)           343.8          170.2
Provision for income taxes ......................          (365.0)           (92.0)        (374.0)          (157.4)         (84.8)
Dividends on preferred capital
  securities, after tax .........................            (5.4)            (2.7)         (10.5)            (3.6)          (4.9)
                                                        ---------        ---------      ---------        ---------      ---------
Net income (loss) ...............................       $   566.9        $   141.3      $(6,698.7)       $   182.8      $    80.5
                                                        =========        =========      =========        =========      =========
Net income (loss) per basic share ...............       $    2.68        $    0.67      $  (31.66)       $    0.86      $    0.38
                                                        =========        =========      =========        =========      =========
Net income (loss) per diluted share .............       $    2.66        $    0.67      $  (31.66)       $    0.86      $    0.38
                                                        =========        =========      =========        =========      =========

Note: Per share calculations for the periods June 2 through September 30, 2001 and January 1 through June 1, 2001 assume that the shares for the twelve months ended September 30, 2002 were outstanding for the respective periods.

                See Notes to Consolidated Financial Statements.

                         CIT GROUP INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 ($ in millions)

                                                                                             Accumulated     Total         Total
                                               Common     Paid-in    Contributed   Treasury   Earnings/  Comprehensive Stockholders'
                                                Stock     Capital      Capital       Stock    (Deficit)  Income/(Loss)    Equity
                                               ------     -------    -----------   --------   ---------  ------------- -------------
December 31, 2000 (predecessor) ............  $     2.7  $ 3,527.2    $      --    $  (137.7)  $ 2,603.3   $    11.7    $ 6,007.2
Net income .................................                                                        80.5                     80.5
Foreign currency translation adjustments ...                                                                   (33.7)       (33.7)
Cumulative effect of new accounting
  principle ................................                                                                  (146.5)      (146.5)
Change in fair values of derivatives
  qualifying as cash flow hedges ...........                                                                     0.6          0.6
                                                                                                                        ---------
Total comprehensive loss ...................                                                                                (99.1)
                                                                                                                        ---------
Cash dividends .............................                                                       (52.9)                   (52.9)
Issuance of treasury stock .................                                            27.6                                 27.6
Restricted common stock grants .............                  12.4                                                           12.4
Merger of TCH ..............................                           (4,579.9)                                         (4,579.9)
                                              ---------  ---------    ---------    ---------   ---------   ---------    ---------
June 1, 2001 (predecessor) .................        2.7    3,539.6     (4,579.9)      (110.1)    2,630.9      (167.9)     1,315.3
Recapitalization at acquisition ............              (3,539.6)     3,539.6                                                --
Effect of push-down accounting of
  Tyco's purchase price on CIT's net assets.       (2.7)                5,945.1        110.1    (2,631.7)      167.9      3,588.7
                                              ---------  ---------    ---------    ---------   ---------   ---------    ---------
June 2, 2001 (successor) ...................         --         --      4,904.8           --        (0.8)         --      4,904.0
Net income .................................                                                       182.8                    182.8
Foreign currency translation adjustments ...                                                                   (13.4)       (13.4)
Change in fair values of derivatives
  qualifying as cash flow hedges ...........                                                                   (63.4)       (63.4)
                                                                                                                        ---------
Total comprehensive income .................                                                                                106.0
                                                                                                                        ---------
Cash dividends .............................                                                        (0.1)                    (0.1)
Tax benefit on stock transactions ..........                               39.4                                              39.4
Capital contribution from Tyco .............                              898.3                                             898.3
                                              ---------  ---------    ---------    ---------   ---------   ---------    ---------
September 30, 2001 (successor) .............         --         --      5,842.5           --       181.9       (76.8)     5,947.6
Net loss ...................................                                                    (6,698.7)                (6,698.7)
Foreign currency translation adjustments ...                                                                   (62.4)       (62.4)
Change in fair values of derivatives
  qualifying as cash flow hedges ...........                                                                   (57.1)       (57.1)
Unrealized gain on equity and
  securitization investments, net ..........                                                                    21.0         21.0
Minimum pension liability adjustment .......                                                                   (21.0)       (21.0)
                                                                                                                        ---------
Total comprehensive loss ...................                                                                             (6,818.2)
                                                                                                                        ---------
Issuance of common stock in connection
  with the initial public offering .........        2.0   10,420.4    (10,422.4)                                               --
Common stock issued -- overallotment .......        0.1      249.2                                                          249.3
Capital contribution from Tyco
  for TCH ..................................                            4,579.9                    794.0                  5,373.9
Restricted common stock grants .............                   5.2                                                            5.2
                                              ---------  ---------    ---------    ---------   ---------   ---------    ---------
September 30, 2002 (successor) .............        2.1   10,674.8           --           --    (5,722.8)     (196.3)     4,757.8
Net income .................................                                                       141.3                    141.3
Foreign currency translation adjustments ...                                                                     0.2          0.2
Change in fair values of derivatives
  qualifying as cash flow hedges ...........                                                                     2.2          2.2
Unrealized losses on equity and
  securitization investments, net ..........                                                                    (6.8)        (6.8)
                                                                                                                        ---------
Total comprehensive income .................                                                                                136.9
                                                                                                                        ---------
Cash dividends .............................                                                       (25.4)                   (25.4)
Restricted common stock grants .............                   1.4                                                            1.4
                                              ---------  ---------    ---------    ---------   ---------   ---------    ---------
December 31, 2002 (successor) ..............        2.1   10,676.2           --           --    (5,606.9)     (200.7)     4,870.7
Net income .................................                                                       566.9                    566.9
Foreign currency translation adjustments ...                                                                   (30.2)       (30.2)
Change in fair values of derivatives
  qualifying as cash flow hedges ...........                                                                    77.0         77.0
Unrealized losses on equity and
  securitization investments, net ..........                                                                    (7.4)        (7.4)
Minimum pension liability adjustment .......                                                                    19.7         19.7
                                                                                                                        ---------
Total comprehensive income .................                                                                                626.0
                                                                                                                        ---------
Cash dividends .............................                                                      (101.8)                  (101.8)
Restricted common stock grants .............                   8.8                                                            8.8
Treasury stock purchased, at cost ..........                                           (28.9)                               (28.9)
Exercise of stock option awards ............                  (8.0)                     27.4                                 19.4
                                              ---------  ---------    ---------    ---------   ---------   ---------    ---------
December 31, 2003 (successor) ..............  $     2.1  $10,677.0    $      --    $    (1.5)  $(5,141.8)  $  (141.6)   $ 5,394.2
                                              =========  =========    =========    =========   =========   =========    =========

                See Notes to Consolidated Financial Statements.

                         CIT GROUP INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 ($ in millions)

                                                             Year        Three Months       Year           June 2        January 1
                                                            Ended           Ended          Ended          through        through
                                                         December 31,    December 31,   September 30,   September 30,     June 1,
                                                             2003            2002           2002            2001           2001
                                                          ---------       ---------       ---------       ---------      ---------
                                                         (successor)     (successor)     (successor)     (successor)   (predecessor)
Cash Flows From Operations:
Net income (loss) ..................................      $   566.9       $   141.3       $(6,698.7)      $   182.8     $    80.5
Adjustments to reconcile net income
  (loss) to net cash flows from operations:
Provision for credit losses ........................          387.3           133.4           788.3           116.1         216.4
Depreciation and amortization ......................        1,086.6           287.5         1,286.5           521.3         642.4
Provision for deferred federal
  income taxes .....................................          265.1            71.9           276.9           113.6          63.7
Gains on equipment, receivable and
  investment sales, net ............................         (253.0)          (58.2)         (243.4)         (120.2)        (11.1)
Gain on debt redemption ............................          (50.4)             --              --              --            --
Loss (gain) on venture capital investments .........           88.3             6.4            40.3             1.1          (7.1)
Increase (decrease) in accrued
  liabilities and payables .........................          279.2            55.4            57.0          (349.8)        (28.2)
(Increase) decrease in other assets ................         (174.2)           26.7          (626.7)         (429.7)         69.9
Goodwill impairment ................................             --              --         6,511.7              --            --
Other ..............................................           (8.7)          (52.0)            4.0           (67.3)         34.9
                                                          ---------       ---------       ---------       ---------     ---------
Net cash flows provided by (used for)
  operations .......................................        2,187.1           612.4         1,395.9           (32.1)      1,061.4
                                                          ---------       ---------       ---------       ---------     ---------
Cash Flows From Investing Activities:
Loans extended .....................................      (53,157.8)      (12,873.8)      (48,300.6)      (15,493.1)    (20,803.0)
Collections on loans ...............................       45,123.9        12,089.7        42,584.2        12,750.6      18,520.2
Proceeds from asset and receivable
  sales ............................................        7,714.1         1,085.4        10,992.4         5,213.0       2,879.6
Purchases of assets to be leased ...................       (2,096.3)         (449.1)       (1,877.2)         (756.9)       (694.0)
Purchases of finance receivable portfolios .........       (1,097.5)         (254.7)         (372.7)             --            --
Net (increase) decrease in short-term
  factoring receivables ............................         (396.1)          391.7          (651.9)         (471.2)       (131.0)
Intangible assets acquired with portfolio
   purchases .......................................          (92.6)             --              --              --            --

Other ..............................................           14.8            (4.3)          (52.5)            3.2         (24.4)
                                                          ---------       ---------       ---------       ---------     ---------
Net cash flows (used for) provided
  by investing activities ..........................       (3,987.5)          (15.1)        2,321.7         1,245.6        (252.6)
                                                          ---------       ---------       ---------       ---------     ---------
Cash Flows From Financing Activities:
Proceeds from the issuance of variable
  and fixed rate notes .............................       13,034.6         2,463.2        13,093.4         1,000.0       6,246.6
Repayments of variable and
  fixed-rate notes .................................      (10,265.6)       (3,558.3)      (12,148.8)       (3,272.2)     (6,491.5)
Net (decrease) increase in commercial
  paper ............................................         (800.7)          320.4        (4,186.2)       (1,007.8)        813.6
Net repayments of non-recourse
  leveraged lease debt .............................         (125.4)          (35.0)         (187.7)          (26.6)         (8.7)
Cash dividends paid ................................         (101.8)          (25.4)             --              --         (52.9)
Other ..............................................           (3.6)             --              --              --          27.6
Capital contributions from former Parent ...........             --              --           923.5           744.7           0.8
Proceeds from issuance of common stock .............             --              --           254.6              --            --
                                                          ---------       ---------       ---------       ---------     ---------
Net cash flows provided by (used for)
  financing activities .............................        1,737.5          (835.1)       (2,251.2)       (2,561.9)        535.5
                                                          ---------       ---------       ---------       ---------     ---------
Net (decrease) increase in cash and cash
  equivalents ......................................          (62.9)         (237.8)        1,466.4        (1,348.4)      1,344.3
Cash and cash equivalents, beginning
  of period ........................................        2,036.6         2,274.4           808.0         2,156.4         812.1
                                                          ---------       ---------       ---------       ---------     ---------
Cash and cash equivalents, end of period ...........      $ 1,973.7       $ 2,036.6       $ 2,274.4       $   808.0     $ 2,156.4
                                                          =========       =========       =========       =========     =========
Supplementary Cash Flow Disclosure:
Interest paid ......................................      $ 1,517.6       $   418.5       $ 1,713.9       $   652.9     $ 1,067.6
Federal, foreign and state and local
  income taxes (refunded) paid -- net ...............     $    80.6       $    44.2       $   (43.9)      $    31.4     $    14.7
Supplementary Non-cash Disclosure:
Push-down of purchase price by Parent ..............             --              --              --       $ 9,484.7            --

                See Notes to Consolidated Financial Statements.

                         CIT GROUP INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 -- Business and Summary of Significant Accounting Policies

      CIT Group Inc., a Delaware corporation ("we," "CIT" or the "Company"), is a leading global source of financing and leasing capital for companies in a wide variety of industries, including many of today's leading industries and emerging businesses, offering vendor, equipment, commercial, factoring, consumer, and structured financing products. CIT operates primarily in North America, with locations in Europe, Latin America, Australia and the Asia-Pacific region.

Basis of Presentation

      The Consolidated Financial Statements include the results of CIT and its subsidiaries and have been prepared in U.S. dollars in accordance with accounting principles generally accepted in the United States. Certain prior period amounts have been reclassified to conform to the current presentation. On June 1, 2001, The CIT Group, Inc. was acquired by a wholly-owned subsidiary of Tyco International Ltd. ("Tyco"), in a purchase business combination recorded under the "push-down" method of accounting, resulting in a new basis of accounting for the "successor" period beginning June 2, 2001 and the recognition of related goodwill. On July 8, 2002, Tyco completed a sale of 100% of CIT's outstanding common stock in an initial public offering ("IPO"). Immediately prior to the offering, CIT was merged with its parent Tyco Capital Holding, Inc. ("TCH"), a company used to acquire CIT. As a result, the historical financial results of TCH are included in the historical consolidated CIT financial statements.

      Following the acquisition by Tyco, our fiscal year end was changed from December 31 to September 30, to conform to Tyco's fiscal year end. On November 5, 2002, the CIT Board of Directors approved the return to a calendar year end effective December 31, 2002. As a result, the three months ended December 31, 2002 constitutes a transitional fiscal period.

      In accordance with the provisions of FASB Interpretation No. 46R ("FIN 46"), "Consolidation of Variable Interest Entities," CIT consolidates variable interest entities for which management has concluded that CIT is the primary beneficiary. Entities that do not meet the definition of a variable interest entity are subject to the provisions of Accounting Research Bulletin No. 51 ("ARB 51"), "Consolidated Financial Statements" and are consolidated when management has determined that it has the controlling financial interest. Entities which do not meet the consolidation criteria in either FIN 46 or ARB 51 but which are significantly influenced by the Company, generally those entities that are twenty to fifty percent owned by CIT, are included in other assets at cost for securities not readily marketable and presented at the corresponding share of equity plus loans and advances. Investments in entities which management does not have significant influence are included in other assets at cost, less declines in value that are other than temporary. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", qualifying special purpose entities utilized in securitizations are not consolidated. Inter-company transactions have been eliminated.

Financing and Leasing Assets

      CIT provides funding through a variety of financing arrangements, including term loans, lease financing and operating leases. The amounts outstanding on loans and direct financing leases are referred to as finance receivables and, when combined with finance receivables held for sale, net book value of operating lease equipment, and certain investments, represent financing and leasing assets.

      At the time of designation for sale, securitization or syndication by management, assets are classified as finance receivables held for sale. These assets are carried at the lower of cost or fair value.

Income Recognition

      Finance income includes interest on loans, the accretion of income on direct financing leases, and rents on operating leases. Related origination and other nonrefundable fees and direct origination costs are deferred and amortized as an adjustment of finance income over the contractual life of the transactions. Income on finance receivables other than leveraged leases is recognized on an accrual basis commencing in the month of origination

                         CIT GROUP INC. AND SUBSIDIARIES
using methods that generally approximate the interest method. Leveraged lease income is recognized on a basis calculated to achieve a constant after-tax rate of return for periods in which CIT has a positive investment in the transaction, net of related deferred tax liabilities. Rental income on operating leases is recognized on an accrual basis.

      The accrual of finance income on commercial finance receivables is generally suspended and an account is placed on non-accrual status when payment of principal or interest is contractually delinquent for 90 days or more, or earlier when, in the opinion of management, full collection of all principal and interest due is doubtful. Given the nature of revolving credit facilities, including those combined with term loan facilities (advances and interest accruals increase revolving loan balances and payments reduce revolving loan balances), the placement of revolving credit facilities on non-accrual status includes the review of other qualitative and quantitative credit-related factors, and generally does not result in the reversal of significant amounts of accrued interest. To the extent the estimated fair value of collateral does not satisfy both the principal and accrued interest outstanding, accrued but uncollected interest at the date an account is placed on non-accrual status is reversed and charged against income. Subsequent interest received is applied to the outstanding principal balance until such time as the account is collected, charged-off or returned to accrual status. The accrual of finance income on consumer loans is suspended, and all previously accrued but uncollected income is reversed, when payment of principal and/or interest is contractually delinquent for 90 days or more.

      Other revenue includes the following: (1) factoring commissions, (2) commitment, facility, letters of credit and syndication fees, (3) servicing fees, (4) gains and losses from sales of leasing equipment and sales and securitizations of finance receivables, and (5) equity in earnings of joint ventures and unconsolidated subsidiaries.

Lease Financing

      Direct financing leases are recorded at the aggregate future minimum lease payments plus estimated residual values less unearned finance income. Operating lease equipment is carried at cost less accumulated depreciation and is depreciated to estimated residual value using the straight-line method over the lease term or projected economic life of the asset. Equipment acquired in satisfaction of loans and subsequently placed on operating lease is recorded at the lower of carrying value or estimated fair value when acquired. Lease receivables include leveraged leases, for which a major portion of the funding is provided by third party lenders on a nonrecourse basis, with CIT providing the balance and acquiring title to the property. Leveraged leases are recorded at the aggregate value of future minimum lease payments plus estimated residual value, less nonrecourse third party debt and unearned finance income. Management performs periodic reviews of the estimated residual values with impairment, other than temporary, recognized in the current period.

Reserve for Credit Losses on Finance Receivables

      The consolidated reserve for credit losses is periodically reviewed for adequacy considering economic conditions, collateral values and credit quality indicators, including historical and expected charge-off experience and levels of and trends in past due loans and non-performing assets. Changes in economic conditions or other events affecting specific obligors or industries may necessitate additions or deductions to the consolidated reserve for credit losses. In management's judgment, the consolidated reserve for credit losses is adequate to provide for credit losses inherent in the portfolio.

Charge-off of Finance Receivables

      Finance receivables are reviewed periodically to determine the probability of loss. Charge-offs are taken after considering such factors as the borrower's financial condition and the value of underlying collateral and guarantees (including recourse to dealers and manufacturers). Such charge-offs are deducted from the carrying value of the related finance receivables. To the extent that an unrecovered balance remains due, a final charge-off is taken at the time collection efforts are deemed no longer useful. Charge-offs are recorded on consumer and certain small ticket commercial finance receivables beginning at 180 days of contractual delinquency based upon historical loss severity. Collections on accounts previously charged off are recorded as recoveries.

                         CIT GROUP INC. AND SUBSIDIARIES

Impaired Loans

      Impaired loans include any loans for $500 thousand or greater, other than homogeneous pools of loans, that are placed on non-accrual status or any troubled debt restructuring that is subject to periodic individual review by CIT's Asset Quality Review Committee ("AQR"). The AQR, which is comprised of members of senior management, reviews overall portfolio performance, as well as individual accounts meeting certain credit risk grading parameters. Excluded from impaired loans are: 1) certain individual commercial non-accrual loans for which the collateral value supports the outstanding balance and the continuation of earning status, 2) consumer loans, which are subject to automatic charge-off procedures, and 3) short-term factoring customer receivables, generally having terms of no more than 30 days. Loan impairment is defined as any shortfall between the estimated value and the recorded investment in the loan, with the estimated value determined using the fair value of the collateral and other cash flows if the loan is collateral dependent, or the present value of expected future cash flows discounted at the loan's effective interest rate.

Long-Lived Assets

      A review for impairment of long-lived assets, such as operating lease equipment, is performed at least annually and whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. Impairment of assets is determined by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is based upon discounted cash flow analysis and available market data. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Goodwill and Other Identified Intangibles

      Goodwill represents the excess of the purchase price over the fair value of identifiable assets acquired, less the fair value of liabilities assumed from business combinations. CIT adopted SFAS No. 142, "Goodwill and Other Intangible Assets" effective October 1, 2001. The Company determined that there was no impact of adopting this standard under the transition provisions of SFAS No.
142. Since adoption, goodwill is no longer amortized, but instead is assessed for impairment at least annually. During this assessment, management relies on a number of factors, including operating results, business plans, economic projections, anticipated future cash flows, and transactions and market place data.

      Other intangible assets are comprised primarily of acquired customer relationships, proprietary computer software and related transaction processes. Other intangible assets are being amortized over periods ranging from five to twenty years on a straight-line basis, and are assessed for impairment at least annually.

Other Assets

      Assets received in satisfaction of loans are carried at the lower of carrying value or estimated fair value less selling costs, with write-downs at the time of receipt recognized by recording a charge-off. Subsequent write-downs of such assets, which may be required due to a decline in estimated fair market value after receipt, are reflected in general operating expenses.

      Realized and unrealized gains (losses) on marketable equity securities included in CIT's venture capital investment companies are recognized currently in operations. Unrealized gains and losses, representing the difference between carrying value and estimated current fair market value, for all other debt and equity securities are recorded in other accumulated comprehensive income, a separate component of equity.

      Investments in joint ventures are accounted for using the equity method, whereby the investment balance is carried at cost and adjusted for the proportionate share of undistributed earnings or losses. Unrealized intercompany profits and losses are eliminated until realized, as if the joint venture were consolidated.

      Investments in debt and equity securities of non-public companies are carried at fair value. Gains and losses are recognized upon sale or write-down of these investments as a component of operating margin.

                         CIT GROUP INC. AND SUBSIDIARIES

Securitizations

      Pools of assets are originated and sold to special purpose entities which, in turn, issue debt securities backed by the asset pools or sell individual interests in the assets to investors. CIT retains the servicing rights and participates in certain cash flows from the pools. The present value of expected net cash flows (after payment of principal and interest to certificate and/or note holders and credit-related disbursements) that exceeds the estimated cost of servicing is recorded at the time of sale as a "retained interest." Retained interests in securitized assets are classified as available-for-sale securities under SFAS No. 115. CIT, in its estimation of those net cash flows and retained interests, employs a variety of financial assumptions, including loan pool credit losses, prepayment speeds and discount rates. These assumptions are supported by both CIT's historical experience, market trends and anticipated performance relative to the particular assets securitized. Subsequent to the recording of retained interests, CIT reviews such values quarterly. Fair values of retained interests are calculated utilizing current and anticipated credit losses, prepayment speeds and discount rates and are then compared to the respective carrying values. Unrealized losses, representing the excess of carrying value over estimated current fair value, are recorded as an impairment in current earnings. Unrealized gains are not credited to current earnings, but are reflected in stockholders' equity as part of other comprehensive income.

Derivative Financial Instruments

      CIT uses interest rate swaps, currency swaps and foreign exchange forward contracts as part of a worldwide market risk management program to hedge against the effects of future interest rate and currency fluctuations. CIT does not enter into derivative financial instruments for trading or speculative purposes.

      On January 1, 2001, CIT adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Derivative instruments are recognized in the balance sheet at their fair values in other assets and accrued liabilities and payables, and changes in fair values are recognized immediately in earnings, unless the derivatives qualify as hedges of future cash flows. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in accumulated other comprehensive income as a separate component of equity, and contractual cash flows, along with the related impact of the hedged items, continue to be recognized in earnings. Any ineffective portion of a hedge is reported in current earnings. Amounts accumulated in other comprehensive income are reclassified to earnings in the same period that the hedged transaction impacts earnings.

      The net interest differential, including premiums paid or received, if any, on interest rate swaps, is recognized on an accrual basis as an adjustment to finance income or as interest expense to correspond with the hedged position. In the event of early termination of a derivative instrument classified as a cash flow hedge, the gain or loss remains in accumulated other comprehensive income until the hedged transaction is recognized in earnings.

      CIT utilizes foreign exchange forward contracts or cross-currency swaps to convert U.S. dollar borrowings into local currency when local borrowings are not cost effective or available. CIT also utilizes foreign exchange forward contracts to hedge its net investments in foreign operations. These instruments are designated as hedges and resulting gains and losses are reflected in accumulated other comprehensive income as a separate component of equity.

Foreign Currency Translation

      CIT has operations in Canada, Europe and other countries outside the United States. The functional currency for these foreign operations is the local currency. The value of the assets and liabilities of these operations is translated into U.S. dollars at the rate of exchange in effect at the balance sheet date. Revenue and expense items are translated at the average exchange rates effective during the year. The resulting foreign currency translation gains and losses, as well as offsetting gains and losses on hedges of net investments in foreign operations, are reflected in accumulated other comprehensive loss.

                         CIT GROUP INC. AND SUBSIDIARIES

Income Taxes

      Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been reflected in the Consolidated Financial Statements. Deferred tax liabilities and assets are determined based on the differences between the book values and the tax basis of particular assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset any net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. U.S. income taxes are generally not provided on undistributed earnings of foreign operations as such earnings are permanently invested. Income tax reserves are included in current taxes payable, which is reflected in accrued liabilities and payables.

Other Comprehensive Income/Loss

      Other comprehensive income/loss includes unrealized gains on securitization retained interests and other investments, foreign currency translation adjustments pertaining to both the net investment in foreign operations and the related derivatives designated as hedges of such investments, the changes in fair values of derivative instruments designated as hedges of future cash flows and minimum pension liability adjustments.

Consolidated Statements of Cash Flows

      Cash and cash equivalents includes cash and interest-bearing deposits, which generally represent overnight money market investments of excess cash maintained for liquidity purposes. Cash inflows and outflows from commercial paper borrowings and most factoring receivables are presented on a net basis in the Statements of Cash Flows, as their original term is generally less than 90 days.

Use of Estimates

      The  preparation  of financial  statements in conformity  with  accounting principles generally accepted in the United States of America requires management to make extensive use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

      CIT has elected to apply Accounting Principles Board Opinion 25 ("APB 25") rather than the optional provisions of SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), as amended by SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" in accounting for its stock-based compensation plans. Under APB 25, CIT does not recognize compensation expense on the issuance of its stock options because the option terms are fixed and the exercise price equals the market price of the underlying stock on the grant date. The following table presents the pro forma information required by SFAS 123 as if CIT had accounted for stock options granted under the fair value method of SFAS 123, as amended ($ in millions, except per share data):

                                                         Year       Three Months         Year            June 2        January 1
                                                         Ended          Ended            Ended           through        through
                                                     December 31,   December 31,     September 30,    September 30,     June 1,
                                                         2003           2002             2002             2001           2001
                                                     ------------   ------------     -------------    -------------   ----------
                                                     (successor)     (successor)     (successor)        (successor)  (predecessor)
Net income (loss) as reported .................       $   566.9       $   141.3       $(6,698.7)        $   182.8      $    80.5
Stock-based compensation expense
  -- fair value method, after tax .............           (23.0)           (5.7)           (5.7)               --             --
                                                      ---------       ---------       ---------         ---------      ---------
Pro forma net income (loss) ...................       $   543.9       $   135.6       $(6,704.4)        $   182.8      $    80.5
                                                      =========       =========       =========         =========      =========
Basic earnings per share as reported ..........       $    2.68       $    0.67       $  (31.66)        $    0.86      $    0.38
                                                      =========       =========       =========         =========      =========
Basic earnings per share pro forma ............       $    2.57       $    0.64       $  (31.69)        $    0.86      $    0.38
                                                      =========       =========       =========         =========      =========
Diluted earnings per share
  as reported .................................       $    2.66       $    0.67       $  (31.66)        $    0.86      $    0.38
                                                      =========       =========       =========         =========      =========
Diluted earnings per share pro forma ..........       $    2.55       $    0.64       $  (31.69)        $    0.86      $    0.38
                                                      =========       =========       =========         =========      =========

                         CIT GROUP INC. AND SUBSIDIARIES

Accounting Pronouncements

      In January 2004, the FASB issued FASB Staff Position No. FAS 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug Improvement and Modernization Act of 2003" (FSP 106-1). FSP 106-1 permits employers that sponsor postretirement benefit plans providing prescription drug benefits to retirees to make a one-time election to defer accounting for any effects of the Medicare Prescription Drug Improvement and Modernization Act of 2003. CIT has elected to defer the related accounting pending further guidance from the FASB.

      In December 2003, the FASB revised SFAS No. 132 "Employers' Disclosures about Pensions and Other Postretirement Benefits." This revision requires additional disclosures regarding defined benefit pension plan assumptions, assets, obligations, cash flows and costs for fiscal years ending after December 15, 2003. The additional required disclosures are included in Note 16 -- Post Retirement and Other Benefit Plans.

      In December 2003, the SEC announced that it will release a Staff Accounting Bulletin that will require issued loan commitments to be accounted for as written options that would be reported as liabilities until the loan is made or they expire unexercised. Management is evaluating the impact of this proposed accounting pending further guidance from the SEC and the FASB.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This pronouncement establishes standards for classifying and measuring certain financial instruments as a liability (or an asset in some circumstances). This pronouncement requires CIT to display the Preferred Capital Securities (previously described as "Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company") within the debt section on the face of the Consolidated Balance Sheets and show the related expense with interest expense on a pre-tax basis. There was no impact to net income upon adoption. This pronouncement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Prior period restatement is not permitted. On November 7, 2003, certain measurement and classification provisions of SFAS 150, relating to certain mandatorily redeemable non-controlling interests, were deferred indefinitely. The adoption of these delayed provisions, which relate primarily to minority interests associated with finite-lived entities, is not expected to have a significant impact on the financial position or results of operations.

      In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This pronouncement amends and clarifies financial accounting and reporting for certain derivative instruments, including certain derivative instruments embedded in other contracts. This pronouncement is effective for all contracts entered into or modified after June 30, 2003. The implementation of SFAS No. 149 did not have a significant impact on our financial position or results of operations.

      In January 2003, the FASB issued FIN 46, which requires the consolidation of VIEs by their primary beneficiaries if they do not effectively disperse the risks among the parties involved. On October 9, 2003, the FASB announced the delay in implementation of FIN 46 for VIEs in existence as of February 1, 2003. VIEs are certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The primary beneficiary is the entity that has the majority of the economic risks and rewards of ownership of the VIE.

      The FIN 46 impact to CIT is primarily related to three types of transactions: 1) strategic vendor partner joint ventures, 2) securitizations, and 3) selected financing and private equity transactions. The implementation of this standard did not change the current equity method of accounting for our strategic vendor partner joint ventures (see Note 20). Our securitization transactions outstanding at December 31, 2003 will continue to qualify as off-balance sheet transactions. The Company may structure certain future securitization transactions, including factoring trade account receivables transactions, as on-balance sheet financings. Certain VIEs acquired primarily in conjunction with selected financing and/or private equity transactions may be consolidated under FIN 46.

                         CIT GROUP INC. AND SUBSIDIARIES

The consolidation of these entities will not have a significant impact on our financial position or results of operations. In December 2003, the FASB revised FIN 46. This revision clarified certain provisions within FIN 46 and delayed implementation for selected transactions until reporting periods ending after March 15, 2004. The revisions to FIN 46 do not have a significant impact on our previous assessments.

      In November 2002, the FASB issued Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing certain guarantees. The expanded disclosure requirements were required for financial statements ending after December 15, 2002, while the liability recognition provisions were applicable to all guarantee obligations modified or issued after December 31, 2002.

Note 2 -- Finance Receivables

      The following table presents the breakdown of finance receivables by loans and lease receivables ($ in millions).

                        December 31, 2003  December 31, 2002  September 30, 2002
                        -----------------  -----------------  ------------------
Loans ..................    $25,137.1          $21,030.2         $21,633.8
Leases .................      6,163.1            6,591.1           6,825.2
                            ---------          ---------         ---------
   Finance receivables..    $31,300.2          $27,621.3         $28,459.0
                            =========          =========         =========

      Finance receivables include unearned income of $3.3 billion, $ 3.2 billion and $3.3 billion at December 31, 2003, December 31, 2002, and September 30, 2002, respectively. Included in finance receivables are equipment residual values of $2.4 billion at both December 31, 2003 and December 31, 2002 and $2.3 billion at September 30, 2002. Included in lease receivables at December 31, 2003, December 31, 2002, and September 30, 2002 are leveraged leases of $1.1 billion, $1.2 billion, and $1.1 billion, respectively. Leveraged leases exclude the portion funded by third party non-recourse debt payable of $3.3 billion at December 31, 2003, $3.7 billion at December 31, 2002, and $3.6 billion at September 30, 2002.

      Additionally, CIT still managed finance receivables previously securitized totaling $9.7 billion at December 31, 2003, $10.5 billion at December 31, 2002, and $11.2 billion at September 30, 2002.

      The following table sets forth the contractual maturities of finance receivables due in the respective fiscal period. The 2003 decline in maturities for the 'due within one year' category reflects a refinement in the presentation relating to certain revolving loans. Current year maturities for these loans are reflected in their contractual maturity date, but in prior years the current year maturities were grouped in the first year total. Prior year balances have not been conformed ($ in millions).

                                              December 31, 2003        December 31, 2002        September 30, 2002
                                           ---------------------    ---------------------      --------------------
                                            Amount       Percent      Amount      Percent       Amount      Percent
                                           --------      -------    ---------     -------      -------      -------
Due within one year ...................    $11,698.9      37.4%     $12,076.3       43.7%      $13,136.8      46.2%
Due within one to two years ...........      4,503.7      14.4        3,598.8       13.0         3,541.2      12.4
Due within two to four years ..........      5,639.0      18.0        4,181.2       15.2         4,375.7      15.4
Due after four years ..................      9,458.6      30.2        7,765.0       28.1         7,405.3      26.0
                                           ---------     -----      ---------      -----       ---------     -----
   Total ..............................    $31,300.2     100.0%     $27,621.3      100.0%      $28,459.0     100.0%
                                           =========     =====      =========      =====       =========     =====

      Non-performing assets reflect both finance receivables on non-accrual status (primarily loans that are ninety days or more delinquent) and assets received in satisfaction of loans (repossessed assets). The following table sets forth certain information regarding total non-performing assets ($ in millions).

                                                          December 31, 2003    December 31, 2002    September 30, 2002
                                                          -----------------    -----------------    ------------------
Non-accrual finance receivables ....................           $   566.5           $   946.4             $   976.6
Assets received in satisfaction of loans ...........               110.0               139.4                 163.2
                                                               ---------           ---------             ---------
Total non-performing assets ........................           $   676.5           $ 1,085.8             $ 1,139.8
                                                               =========           =========             =========
Percentage of finance receivables ..................                2.16%               3.93%                 4.01%

                         CIT GROUP INC. AND SUBSIDIARIES

      At December 31, 2003, December 31, 2002, and September 30, 2002, the recorded investment in loans considered for impairment totaled $516.5 million, $959.9 million, and $1,001.2 million, respectively. Loans whose estimated fair market value is less than current recorded value totaled $279.8 million, $522.3 million, and $449.8 million at December 31, 2003, December 31, 2002, and September 30, 2002, respectively. The corresponding specific reserve for credit loss allocations were $120.7 million, $156.9 million, and $197.4 million and is included in the reserve for credit losses. The average monthly recorded investment in loans considered for impairment was $690.5 million (including $316.0 million relating to telecommunications), $980.6 million (including $327.3 million relating to telecommunications), and $818.9 million (including $185.5 million relating to telecommunications) for the year ended December 31, 2003, three months ended December 31, 2002, and twelve months ended September 30, 2002, respectively. After being classified as impaired, there was no finance income recognized on these loans because our definition of an impaired loan is based upon non-accrual classification. The amount of finance income that would have been recorded under contractual terms for impaired loans would have been $33.3 million, $19.2 million, $65.2 million, and $46.1 million for the year ended December 31, 2003, for the three months ended December 31, 2002, for the twelve months ended September 30, 2002, and for the nine months ended September 30, 2001, respectively.

Note 3 -- Reserve for Credit Losses

      The following table presents changes in the reserve for credit losses ($ in millions).

                                                       For the       For the Three      For the           June 2        January 1
                                                      Year Ended     Months Ended      Year Ended         through        through
                                                     December 31,    December 31,     September 30,    September 30,     June 1,
                                                         2003            2002             2002             2001           2001
                                                     ------------    ------------     -------------    -------------   -----------
                                                     (successor)      (successor)      (successor)      (successor)   (predecessor)
Balance, beginning of period ..................        $ 760.8          $ 777.8          $ 492.9          $ 462.7        $ 468.5
                                                       -------          -------          -------          -------        -------
Provision for credit losses ...................          408.8            133.4            453.3            116.1          126.9
Provision for credit losses --
  specific reserving actions(1) ...............          (21.5)              --            335.0               --           89.5
Reserves relating to dispositions,
  acquisitions, other .........................           17.5              4.1            (11.1)             0.9          (17.2)
                                                       -------          -------          -------          -------        -------
  Additions to the reserve for
    credit losses .............................          404.8            137.5            777.2            117.0          199.2
                                                       -------          -------          -------          -------        -------
Finance receivables charged-off ...............         (572.9)          (173.2)          (539.1)           (93.7)        (215.8)
Recoveries on finance receivables
  previously charged-off ......................           51.0             18.7             46.8              6.9           10.8
                                                       -------          -------          -------          -------        -------
  Net credit losses ...........................         (521.9)          (154.5)          (492.3)           (86.8)        (205.0)
                                                       -------          -------          -------          -------        -------
Balance, end of period ........................        $ 643.7          $ 760.8          $ 777.8          $ 492.9        $ 462.7
                                                       =======          =======          =======          =======        =======
Reserve for credit losses as a
  percentage of finance
  receivables .................................           2.06%            2.75%            2.73%            1.55%          1.50%
                                                       =======          =======          =======          =======        =======

--------------------------------------------------------------------------------
(1) The 2002 amounts consist of reserving actions relating to telecommunications ($200.0 million) and Argentine exposures ($135.0 million). The 2001 amount consists of a provision for under-performing loans and leases, primarily in the telecommunications portfolio.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 4 -- Operating Lease Equipment

      The following table provides an analysis of the net book value (net of accumulated depreciation of $1.5 billion, $1.3 billion, and $1.2 billion) of operating lease equipment by equipment type at December 31, 2003, December 31, 2002, and September 30, 2002 ($ in millions).

                                                         December 31, 2003       December 31, 2002       September 30, 2002
                                                         -----------------       -----------------       ------------------
Commercial aircraft ..........................               $4,141.1                $3,185.4                $3,005.5
Railcars and locomotives .....................                1,987.3                 1,507.7                 1,373.9
Communications ...............................                  320.6                   507.5                   554.5
Business aircraft ............................                  242.5                   292.6                   341.3
Office equipment .............................                  235.0                   132.7                   124.9
Information technology .......................                  229.3                   337.6                   370.3
Other ........................................                  459.7                   741.1                   797.0
                                                             --------                --------                --------
   Total .....................................               $7,615.5                $6,704.6                $6,567.4
                                                             ========                ========                ========

      Equipment not currently subject to lease agreements totaled 265.9 million, $385.9 million and $267.3 million at December 31, 2003, December 31, 2002, and September 30, 2002, respectively.

      Rental income on operating leases, which is included in finance income, totaled $1.5 billion for the twelve months ended December 31, 2003, $0.4 billion for the three months ended December 31, 2002, $1.7 billion for the twelve months ended September 30, 2002, and $1.5 billion for the combined nine months ended September 30, 2001. The following table presents future minimum lease rentals on non-cancelable operating leases as of December 31, 2003. Excluded from this table are variable rentals calculated on the level of asset usage, re-leasing rentals, and expected sales proceeds from remarketing operating lease equipment at lease expiration, all of which are components of operating lease profitability ($ in millions).

Years Ended December 31,                                                  Amount
------------------------                                                  ------
2004 .............................................................      $  997.1
2005 .............................................................         666.5
2006 .............................................................         411.0
2007 .............................................................         269.9
2008 .............................................................         207.1
Thereafter .......................................................         320.2
                                                                        --------
       Total .....................................................      $2,871.8
                                                                        ========

Note 5 -- Concentrations

      The following table summarizes the geographic and industry compositions (by obligor) of financing and leasing portfolio assets at December 31, 2003, December 31, 2002, and September 30, 2002 ($ in millions):

                                                    December 31, 2003       December 31, 2002      September 30, 2002
                                                    -----------------       -----------------      ------------------
Geographic                                           Amount   Percent       Amount    Percent       Amount   Percent
                                                    -------   -------       ------    -------      -------   --------
North America:
Northeast ....................................     $ 8,319.8    20.8%     $ 7,833.8     21.8%     $ 8,047.0    22.1%
West .........................................       7,485.5    18.7        6,223.8     17.4        6,339.1    17.4
Midwest ......................................       5,996.2    14.9        5,748.3     16.0        5,941.0    16.3
Southeast ....................................       5,558.6    13.9        4,946.8     13.8        4,854.1    13.3
Southwest ....................................       4,423.1    11.0        3,691.9     10.3        3,932.0    10.8
Canada .......................................       2,055.5     5.1        1,804.9      5.0        1,688.4     4.7
                                                   ---------   -----      ---------    -----      ---------   -----
Total North America ..........................      33,838.7    84.4       30,249.5     84.3       30,801.6    84.6
Other foreign ................................       6,245.2    15.6        5,625.2     15.7        5,586.0    15.4
                                                   ---------   -----      ---------    -----      ---------   -----
   Total .....................................     $40,083.9   100.0%     $35,874.7    100.0%     $36,387.6   100.0%
                                                   =========   =====      =========    =====      =========   =====

                         CIT GROUP INC. AND SUBSIDIARIES

                                                    December 31, 2003       December 31, 2002      September 30, 2002
                                                    -----------------       -----------------      ------------------
Industry                                             Amount   Percent       Amount    Percent       Amount   Percent
                                                    -------   -------       ------    -------      -------   --------
Manufacturing(1) (no industry
   greater than 2.7%) ........................     $ 7,340.6    18.3%     $ 7,114.3     19.8%     $ 7,115.1    19.6%
Retail(2) ....................................       5,630.9    14.0        4,053.6     11.3        4,892.2    13.5
Commercial airlines
   (including regional airlines) .............       5,039.3    12.6        4,570.3     12.7        4,266.2    11.7
Transportation(3) ............................       2,934.9     7.3        2,703.9      7.5        2,647.7     7.3
Consumer based lending -- Home
   mortgage ..................................       2,830.8     7.1        1,292.7      3.6        1,314.2     3.6
Service industries ...........................       2,608.3     6.5        1,571.1      4.4        1,468.1     4.0
Consumer based lending -- non-real
   estate(4) .................................       1,710.9     4.3        2,435.0      6.8        1,858.5     5.1
Construction equipment .......................       1,571.2     3.9        1,712.7      4.8        1,756.6     4.8
Communications(5) ............................       1,386.5     3.5        1,662.6      4.6        1,746.8     4.8
Wholesaling ..................................       1,374.7     3.4        1,305.2      3.6        1,248.4     3.4
Automotive Services ..........................       1,152.3     2.9        1,138.8      3.2        1,113.6     3.1
Other (no industry greater
   than 2.9%)(6) .............................       6,503.5    16.2        6,314.5     17.7        6,960.2    19.1
                                                   ---------   -----      ---------    -----      ---------   -----
   Total .....................................     $40,083.9   100.0%     $35,874.7    100.0%     $36,387.6   100.0%
                                                   =========   =====      =========    =====      =========   =====

--------------------------------------------------------------------------------
(1) Includes manufacturers of textiles and apparel, industrial machinery and equipment, electrical and electronic equipment and other industries.

(2)   Includes retailers of apparel (6.0%) and general merchandise (4.3%).

(3)   Includes  rail,  bus,   over-the-road  trucking  industries  and  business
      aircraft.

(4) Includes receivables from consumers for products in various industries such as manufactured housing, recreational vehicles, marine and computers and related equipment.

(5) Includes $556.3 million, $685.8 million and $707.2 million of equipment financed for the telecommunications industry at December 31, 2003, December 31, 2002 and September 30, 2002, respectively, but excludes telecommunications equipment financed for other industries.

(6) Included in "Other" above are financing and leasing assets in the energy, power and utilities sectors, which totaled $949.8 million, or 2.4% of total financing and leasing assets at December 31, 2003. This amount includes approximately $651.2 million in project financing and $256.1 million in rail cars on lease.

Note 6 -- Retained Interests in Securitizations

      Retained interests in securitizations and other investments designated as available for sale are shown in the following table ($ in millions).

                                                             December 31, 2003      December 31, 2002     September 30, 2002
                                                             -----------------      -----------------     ------------------
Retained interests in securitized
   commercial loans ......................................        $1,129.7              $1,042.1              $1,039.7
Retained interests in securitized
   consumer loans ........................................           179.6                 313.8                 274.0
Aerospace equipment trust certificates ...................            71.5                  95.5                  96.7
                                                                  --------              --------              --------
   Total .................................................        $1,380.8              $1,451.4              $1,410.4
                                                                  ========              ========              ========

      Retained interests in securitizations include interest-only strips, retained subordinated securities and cash reserves related to securitizations. The composition of retained interests in securitizations was as follows ($ in millions).

                                                              December 31, 2003       December 31, 2002     September 30, 2002
                                                              -----------------       -----------------     ------------------
Retained subordinated securities .........................          $  623.3               $  698.2               $  658.9
Interest-only strips .....................................             425.7                  383.1                  362.2
Cash reserve accounts ....................................             260.3                  274.6                  292.6
                                                                    --------               --------               --------
  Total ..................................................          $1,309.3               $1,355.9               $1,313.7
                                                                    ========               ========               ========

      The carrying value of the retained interests in securitized assets is reviewed quarterly for valuation impairment. During the year ended December 31, 2003, net accretion of $81.5 million was recognized in pretax earnings, including $66.6 million of impairment charges. For the three months ended December 31, 2002,

                         CIT GROUP INC. AND SUBSIDIARIES
accretion of $33.2 million was recognized in pretax earnings, net of $10.6 million impairment charges. For the twelve months ended September 30, 2002, net accretion of $97.1 million was recognized in pretax earnings, including $49.9 million in impairment charges. Unrealized after tax gains totaled $7.7 million, $20.5 million and $25.8 million at December 31, 2003, December 31, 2002 and September 30, 2002, respectively, and are reflected as a part of accumulated other comprehensive loss.

      The securitization programs cover a wide range of products and collateral types with different prepayment and credit risk characteristics. The prepayment speed, in the tables below, is based on Constant Prepayment Rate, which expresses payments as a function of the declining amount of loans at a compound annual rate. Weighted average expected credit losses are expressed as annual loss rates.

      The key assumptions used in measuring the retained interests at the date of securitization for transactions completed during 2003 were as follows:

                                             Commercial Equipment
                                             ---------------------
                                             Specialty   Equipment    Consumer
                                              Finance     Finance    Home Equity
                                             ---------   ---------   -----------
Weighted average prepayment speed ........    34.11%      12.20%       24.40%
Weighted average expected credit losses ..     0.47%       1.08%        0.90%
Weighted average discount rate ...........     9.13%       9.00%       13.00%
Weighted average life (in years) .........     1.37        1.92         3.51

      Key assumptions used in calculating the fair value of the retained interests in securitized assets by product type at December 31, 2003 were as follows:

                                                 Commercial Equipment                   Consumer
                                               -------------------------      ------------------------------
                                                                              Manufactured      Recreational
                                               Specialty       Equipment        Housing &         Vehicle &
                                                Finance         Finance       Home Equity          Boat
                                               ---------       ---------      ------------      ------------
Weighted average prepayment speed ..........    26.57%           12.57%           26.50%           18.26%
Weighted average expected credit losses ....     1.02%            1.44%            1.29%            0.83%
Weighted average discount rate .............     8.03%            9.86%           13.08%           14.18%
Weighted average life (in years) ...........     1.14             1.41             3.04             3.05

      The impact of 10 percent and 20 percent adverse changes to the key assumptions on the fair value of retained interests as of December 31, 2003 is shown in the following tables ($ in millions).

                                                               Consumer
                                                      --------------------------
                                                      Manufactured  Recreational
                                          Commercial    Housing &     Vehicle &
                                           Equipment   Home Equity      Boat
                                          ----------  ------------  ------------
Prepayment speed:
   10 percent adverse change ..........    $ (27.1)    $ (11.1)      $ (0.6)
   20 percent adverse change ..........      (51.0)      (20.5)        (1.3)
Expected credit losses:
   10 percent adverse change ..........      (11.9)       (6.0)        (1.3)
   20 percent adverse change ..........      (23.8)      (11.4)        (2.7)
Weighted average discount rate:
   10 percent adverse change ..........      (10.5)       (3.5)        (1.5)
   20 percent adverse change ..........      (20.9)       (6.8)        (2.9)

      These  sensitivities  are  hypothetical  and should be used with  caution.
Changes in fair value based on a 10 percent or 20 percent variation in assumptions generally cannot be extrapolated because the relationship of the change in assumptions to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments and increased credit losses), which might magnify or counteract the sensitivities.

                         CIT GROUP INC. AND SUBSIDIARIES

      The following tables summarize static pool credit losses, which represent the sum of actual losses (life to date) and projected future credit losses, divided by the original balance of each pool of the respective assets for the securitizations during the period.

                                                   Commercial Equipment
                                                  Securitizations During
                                             --------------------------------
                                             2003          2002          2001
                                             ----          ----          ----
                                          (successor)   (successor)   (combined)
Actual and projected losses at:
   December 31, 2003 .....................   1.74%         2.04%        3.39%
   December 31, 2002 .....................     --          1.96%        2.94%
   September 30, 2002 ....................     --          1.92%        2.87%
   September 30, 2001 ....................     --            --         1.92%

                                            Home Equity Securitizations During
                                            ----------------------------------
                                             2003          2002          2001
                                             ----          ----          ----
                                          (successor)   (successor)   (combined)
Actual and projected losses at:
   December 31, 2003 .....................   3.07%         2.72%          --
   December 31, 2002 .....................     --          2.65%          --
   September 30, 2002 ....................     --          2.68%          --
   September 30, 2001 ....................     --            --           --

      The tables that follow summarize the roll-forward of retained interest balances and certain cash flows received from and paid to securitization trusts ($ in millions).

                                                Year Ended          Three Months Ended         Year Ended
                                             December 31, 2003       December 31, 2002     September 30, 2002
                                             -----------------      ------------------     ------------------
Retained Interests
------------------
Retained interest at beginning of period ......   $1,355.9                $1,313.7               $  970.1
New sales .....................................      640.9                   154.9                  792.9
Distributions from trusts .....................     (728.6)                 (175.3)                (512.6)
Change in fair value ..........................      (21.1)                   (4.4)                  43.1
Other, including net accretion, and
   clean-up calls .............................       62.2                    67.0                   20.2
                                                  --------                --------               --------
Retained interest at end of period ............   $1,309.3                $1,355.9               $1,313.7
                                                  ========                ========               ========

                                                Year Ended          Three Months Ended         Year Ended
                                             December 31, 2003       December 31, 2002     September 30, 2002
                                             -----------------       -----------------     ------------------
Cash Flows During the Periods
-----------------------------
Proceeds from new securitizations ............    $4,589.5                $1,060.2               $6,603.9
Other cash flows received on
   retained interests ........................       688.2                   175.3                  551.5
Servicing fees received ......................        80.2                    19.7                   72.3
Reimbursable servicing advances, net .........         7.3                    (4.0)                 (21.9)
Repurchases of delinquent or foreclosed
   assets and ineligible contracts ...........       (63.0)                   (3.7)                (104.7)
Purchases of contracts through clean
   up calls ..................................      (439.8)                   (8.2)                (456.9)
Guarantee draws ..............................        (2.1)                   (0.2)                  (1.2)
                                                  --------                --------               --------
  Total, net .................................    $4,860.3                $1,239.1               $6,643.0
                                                  ========                ========               ========

                         CIT GROUP INC. AND SUBSIDIARIES

      Total net charge-offs, for both finance receivables and managed receivables, and net charge-offs as a percentage of average finance receivables and managed receivables, are set forth below. Managed receivables include finance receivables plus finance receivables previously securitized and still managed by us ($ in millions).

                                                Net Charge-offs of Finance Receivables
                    ------------------------------------------------------------------------------------------
                                                                                                Combined
                         Year Ended         Three Months Ended         Year Ended           Nine Months Ended
                      December 31, 2003      December 31, 2002     September 30, 2002       September 30, 2001
                    --------------------    -------------------    --------------------    -------------------
                    Amount    Percentage    Amount   Percentage    Amount    Percentage    Amount   Percentage
                    ------    ----------    ------   ----------    ------    ----------    ------   ----------
Commercial ........   $466.4     1.75%        $143.3    2.33%        $445.9     1.65%        $243.5    1.13%
Consumer ..........     55.5     2.01%          11.2    2.24%          46.4     1.78%          48.3    1.72%
                      ------                  ------                 ------                  ------
  Total ...........   $521.9     1.77%        $154.5    2.32%        $492.3     1.67%        $291.8    1.20%
                      ======                  ======                 ======                  ======

                                                Net Charge-offs of Managed Receivables
                    ------------------------------------------------------------------------------------------
                                                                                                Combined
                         Year Ended         Three Months Ended         Year Ended           Nine Months Ended
                      December 31, 2003      December 31, 2002     September 30, 2002      September 30, 2001
                    --------------------    -------------------    --------------------    -------------------
                    Amount    Percentage    Amount   Percentage    Amount    Percentage    Amount   Percentage
                    ------    ----------    ------   ----------    ------    ----------    ------   ----------
Commercial .......  $578.8       1.72%      $187.5      2.29%      $701.6       2.71%      $351.6      1.87%
Consumer .........   101.3       1.76%        18.7      1.62%        78.8       1.35%        71.5      1.04%
                    ------                  ------                 ------                  ------
  Total ..........  $680.1       1.72%      $206.2      2.21%      $780.4       1.94%      $423.1      1.64%
                    ======                  ======                 ======                  ======

      Receivables past due 60 days or more, for both finance receivables and managed receivables, and receivables past due 60 days or more as a percentage of finance receivables and managed receivables are set forth below. Managed receivables include finance receivables plus finance receivables previously securitized and still managed by us ($ in millions).

                        Finance Receivables Past Due 60 Days or More
              ------------------------------------------------------------------
               December 31, 2003      December 31, 2002      September 30, 2002
              -------------------    --------------------    -------------------
              Amount   Percentage    Amount    Percentage    Amount   Percentage
              ------   ----------    ------    ----------    ------   ----------
Commercial..    $526.7    1.90%      $  867.6     3.39%      $  942.8    3.53%
Consumer ...     149.6    4.26%         133.7     6.66%         127.2    7.20%
                ------               --------                --------
   Total ...    $676.3    2.16%      $1,001.3     3.63%      $1,070.0    3.76%
                ======               ========                ========

                        Managed Receivables Past Due 60 Days or More
              ------------------------------------------------------------------
               December 31, 2003      December 31, 2002      September 30, 2002
              -------------------    --------------------    -------------------
              Amount   Percentage    Amount    Percentage    Amount   Percentage
              ------   ----------    ------    ----------    ------   ----------
Commercial..  $  727.2    2.04%      $1,136.2     3.36%      $1,289.1    3.64%
Consumer ...     294.8    4.78%         259.4     4.71%         249.5    4.71%
              --------               --------                --------
  Total ....  $1,022.0    2.44%      $1,395.6     3.55%      $1,538.6    3.78%
              ========               ========                ========

Note 7 -- Other Assets

      Other assets totaled $3.3 billion at both December 31, 2003 and December 31, 2002, and $3.4 billion at September 30, 2002. Other assets primarily consisted of the following at December 31, 2003: accrued interest and receivables from derivative counterparties of $0.9 billion, investments in and receivables from non-consolidated subsidiaries of $0.6 billion, deposits on commercial aerospace flight equipment of $0.3 billion, direct and private fund equity investments of $0.2 billion, prepaid expenses of $0.2 billion, and repossessed assets and off-lease equipment of $0.1 billion. The remaining balance includes furniture and fixtures, miscellaneous receivables and other assets.

                         CIT GROUP INC. AND SUBSIDIARIES

      Note 8 -- Debt

      The following table presents data on commercial paper borrowings ($ in millions).

                                             December 31, 2003       December 31, 2002     September 30, 2002
                                             -----------------       -----------------     ------------------
Borrowings outstanding ......................     $4,173.9                $4,974.6               $4,654.2
Weighted average interest rate ..............         1.19%                   1.62%                  1.87%
Weighted average number of days
  to maturity ...............................      50 days                 38 days                37 days

                                                         Three                              Combined Nine
                                   Year Ended        Months Ended        Year Ended         Months Ended
                                December 31, 2003  December 31, 2002  September 30, 2002  September 30, 2001
                                -----------------  -----------------  ------------------  ------------------
Daily average borrowings ........   $4,648.2          $4,758.7           $  4,564.7          $10,142.5
Maximum amount outstanding ......    4,999.1           4,994.1             10,713.5           11,726.4
Weighted average interest rate ..       1.25%             1.75%                2.25%              4.67%

      The consolidated weighted average interest rates on variable-rate senior notes at December 31, 2003, December 31, 2002, and September 30, 2002 were 1.87%, 2.08%, and 2.31%, respectively. Fixed-rate senior debt outstanding at December 31, 2003 matures at various dates through 2028. The consolidated weighted-average interest rates on fixed-rate senior debt at December 31, 2003, December 31, 2002, and September 30, 2002 was 6.12%, 6.74%, and 6.82%,
respectively. Foreign currency-denominated debt (stated in U.S. Dollars) totaled $1,601.4 million at December 31, 2003, all of which was fixed-rate. Foreign currency-denominated debt (stated in U.S. Dollars) totaled $1,652.4 million at December 31, 2002, of which $1,334.4 was fixed-rate and $318.0 was variable-rate. Foreign currency-denominated debt at September 30, 2002 totaled $1,627.9 million, of which $1,290.5 million was fixed-rate and $337.4 million was variable-rate debt.

      The following tables present calendar year contractual maturities and the high and low interest rates for total variable-rate and fixed-rate debt at December 31, 2003 and 2002, and fiscal year contractual maturities at September 30, 2002 ($ in millions).

                                 Commercial  Variable-rate  December 31,  December 31,  September 30,
Variable-Rate                       Paper    Senior Notes    2003 Total       2002          2002
------------                     ----------   -----------    -----------  ------------  -------------
Due in 2003 ...................  $     --      $     --      $      --     $10,999.0      $12,601.9
Due in 2004 (rates ranging
   from 1.25% to 2.67%) .......   4,173.9       4,806.4        8,980.3         727.3        1,247.0
Due in 2005 (rates ranging
   from 1.39% to 2.66%) .......        --       3,333.3        3,333.3          29.1           23.4
Due in 2006 (rates ranging
   from 1.39% to 2.02%) .......        --         985.3          985.3          31.0           25.0
Due in 2007 (rates ranging
   from 1.93% to 2.02%) .......        --          37.5           37.5          33.0           26.6
Due in 2008 (rates ranging
   from 1.93% to 2.02%) .......        --          39.8           39.8          35.1           28.5
Due after 2008 (rates ranging
   from 1.93% to 2.02%) .......        --         206.1          206.1         145.0          118.2
                                 --------      --------      ---------     ---------      ---------
                                 $4,173.9      $9,408.4      $13,582.3     $11,999.5      $14,070.6
                                 ========      ========      =========     =========      =========

                         CIT GROUP INC. AND SUBSIDIARIES

                                                                     December 31,  December 31,  September 30,
Fixed-Rate                                                               2003          2002          2002
----------                                                           ------------  ------------  -------------
Due in 2003 .....................................................    $      --      $ 4,245.8     $ 2,784.9
Due in 2004 (rates ranging from 1.85% to 8.26%) .................      3,930.2        3,231.0       4,321.5
Due in 2005 (rates ranging from 1.85% to 8.26%) .................      4,328.6        3,939.7       4,704.1
Due in 2006 (rates ranging from 2.10% to 7.80%) .................      2,639.4        1,137.1       1,179.1
Due in 2007 (rates ranging from 2.70% to 7.80%) .................      3,498.9        3,386.8       2,307.1
Due in 2008 (rates ranging from 2.90% to 7.80%) .................      1,740.5          212.1         212.1
Due after 2008 (rates ranging from 4.45% to 7.80%) ..............      3,693.2        3,529.3       2,876.6
                                                                     ---------      ---------     ---------
   Total ........................................................    $19,830.8      $19,681.8     $18,385.4
                                                                     =========      =========     =========

      At December 31, 2003, $10.1 billion of unissued debt securities remained under a shelf registration statement.

      The following table represents information on unsecured committed lines of credit at December 31, 2003 that can be drawn upon to support commercial paper borrowings ($ in millions).

Expiration                             Total       Drawn     Available
----------                             -----       -----     ---------
October 13, 2004 ..................   $2,100.0    $   --      $2,100.0
March 28, 2005 ....................    2,000.0        --       2,000.0
October 14, 2008 ..................    2,100.0     281.2       1,818.8
                                      --------    ------      --------
Total credit lines ................   $6,200.0    $281.2      $5,918.8
                                      ========    ======      ========

      CIT has the ability to issue up to $400 million of letters of credit under the $2.1 billion facility expiring in 2008, which, when utilized, reduces available borrowings under this facility. At December 31, 2003, $281.2 million letters of credit were issued under this facility. The credit line agreements contain clauses that permit extensions beyond the expiration dates upon written consent from the participating lenders. Certain foreign operations utilize local financial institutions to fund operations. At December 31, 2003, local credit facilities totaled $84.7 million, of which $55.7 million was undrawn and available.

      CIT had $1.25 billion of debt securities outstanding that were callable at par in December 2003 and January 2004. These notes were listed on the New York Stock Exchange under the ticker symbols CIC and CIP and are commonly known as PINEs ("Public Income Notes"). The securities' coupon rates of 8.125% and 8.25%, were marked down to a yield of approximately 7.5% in CIT's financial statements through purchase accounting adjustments. In light of the high coupon rates, we called the securities for redemption pursuant to the terms outlined in the prospectuses. Once called, we recorded pre-tax gains totaling $50.4 million in December 2003 and $41.8 million in January 2004 ($30.8 million and $25.5 million after-tax, respectively), as the cash outlay was less than the carrying value of the securities.

Preferred Capital Securities

      In February 1997, CIT Capital Trust I (the "Trust"), a wholly-owned subsidiary of CIT, issued in a private offering $250.0 million liquidation value of 7.70% Preferred Capital Securities (the "Capital Securities"), which were subsequently registered with the Securities and Exchange Commission pursuant to an exchange offer. Each capital security was recorded at the liquidation value of $1,000. The Trust subsequently invested the offering proceeds in $250.0 million principal amount Junior Subordinated Debentures (the "Debentures") of CIT, having identical rates and payment dates. The Debentures of CIT represent the sole assets of the Trust. Holders of the Capital Securities are entitled to receive cumulative distributions at an annual rate of 7.70% through either the redemption date or maturity of the Debentures (February 15, 2027). Both the Capital Securities issued by the Trust and the Debentures of CIT owned by the Trust are redeemable in whole or in part on or after February 15, 2007 or at any time in whole upon changes in specific tax legislation, bank regulatory guidelines or securities law at the option of CIT at their liquidation value or principal amount. The securities are redeemable at a specified premium through February 15, 2017, at which time the redemption price will be at par, plus accrued interest. Distributions

                         CIT GROUP INC. AND SUBSIDIARIES
by the Trust are guaranteed by CIT to the extent that the Trust has funds available for distribution. The Capital Securities were valued at $260.0 million on June 1, 2001, the date of acquisition by Tyco, in new basis accounting and the current balance reflects accretion of the premium.

Note 9 -- Derivative Financial Instruments

      The components of the adjustment to Accumulated Other Comprehensive Loss for derivatives qualifying as hedges of future cash flows are presented in the following table ($ in millions).

                                                                      Adjustment of     Income         Total
                                                                      Fair Value of       Tax       Unrealized
                                                                       Derivatives      Effects        Loss
                                                                      -------------     -------     ----------
Balance at September 30, 2002 -- unrealized loss ...................     $ 194.4        $(73.9)       $120.5
Changes in values of derivatives qualifying as cash flow hedges ....        (3.6)          1.4          (2.2)
                                                                         -------        ------        ------
Balance at December 31, 2002 -- unrealized loss ....................       190.8         (72.5)        118.3
Changes in values of derivatives qualifying as cash flow hedges ....      (126.2)         49.2         (77.0)
                                                                         -------        ------        ------
Balance at December 31, 2003 -- unrealized loss ....................     $  64.6        $(23.3)       $ 41.3
                                                                         =======        ======        ======

      The unrealized loss as of December 31, 2003, presented in the preceding table, primarily reflects our use of interest rate swaps to convert variable-rate debt to fixed-rate debt, followed by lower market interest rates. For the year ended December 31, 2003, the ineffective portion of changes in the fair value of cash flow hedges amounted to $0.2 million and has been recorded as an increase to interest expense. For the three months ended December 31, 2002, the ineffective portion of changes in the fair value of cash flow hedges amounted to $0.4 million and had been recorded as a decrease to interest expense. For the year ended September 30, 2002, the ineffective portion of changes in the fair value of cash flow hedges amounted to $1.4 million and was recorded as an increase to interest expense. For the combined nine months ended September 30, 2001, the ineffective portion of changes in the fair value of cash flow hedges amounted to $3.4 million and was recorded as a decrease to interest expense. Assuming no change in interest rates, approximately $46.0 million, net of tax, of Accumulated Other Comprehensive Loss is expected to be reclassified to earnings over the next twelve months as contractual cash payments are made. The Accumulated Other Comprehensive Loss (along with the corresponding swap liability) will be adjusted as market interest rates change over the remaining life of the swaps.

      As part of managing the exposure to changes in market interest rates, CIT, as an end-user, enters into various interest rate swap transactions, all of which are transacted in over-the-counter markets with other financial institutions acting as principal counterparties. We use derivatives for hedging purposes only, and policy prohibits entering into derivative financial instruments for trading or speculative purposes. To ensure both appropriate use as a hedge and hedge accounting treatment, derivatives entered into are designated according to a hedge objective against a specific liability, including commercial paper, or a specifically underwritten debt issue or in limited instances against assets. The notional amounts, rates, indices and maturities of our derivatives closely match the related terms of our hedged liabilities and certain assets. CIT exchanges variable-rate interest on certain debt instruments for fixed-rate amounts. These interest rate swaps are designated as cash flow hedges. We also exchange fixed-rate interest on certain of our debt for variable-rate amounts. These interest rate swaps are designated as fair value hedges.

      The following table presents the notional principal amounts of interest rate swaps by class and the corresponding hedged liability position ($ in millions):

                                                Notional Amount
                                       ---------------------------------
                                         December 31,      September 30,
                                       ----------------   --------------
Interest Rate Swaps                     2003      2002         2002
-------------------                     ----      ----         ----
Floating to fixed-rate swaps --                                          Effectively converts the interest rate on an
  cash flow hedges ..................  $2,615.0   $3,280.5   $3,585.8    equivalent amount of commercial paper,
                                                                         variable-rate notes and selected assets to
                                                                         a fixed rate.

Fixed to floating-rate swaps --                                          Effectively converts the interest rate on an
  fair value hedges .................   6,758.2    4,489.8    3,479.8    equivalent amount of fixed-rate notes and
                                       --------   --------   --------    selected assets to a variable rate.
Total interest rate swaps ...........  $9,373.2   $7,770.3   $7,065.6
                                       ========   ========   ========

                         CIT GROUP INC. AND SUBSIDIARIES

      In conjunction with securitizations, CIT entered into $2.7 billion in notional amount of hedge transactions to protect the related trusts against interest rate risk. CIT is insulated from this risk by entering into offsetting swap transactions with third parties totalling $2.7 billion in notional amount at December 31, 2003.

      Foreign exchange forward contracts or cross-currency swaps are used to convert U.S. dollar borrowings into local currency to the extent that local borrowings are not cost effective or available. We also use foreign exchange forward contracts to hedge our net investment in foreign operations.

      CIT is exposed to credit risk to the extent that the counterparty fails to perform under the terms of a derivative instrument. This risk is measured as the market value of interest rate swaps or foreign exchange forwards with a positive fair value, which totaled $509.0 million at December 31, 2003, reduced by the effects of master netting agreements as presented in Note 19 -- Fair Values of Financial Instruments. We manage this credit risk by requiring that all derivative transactions be conducted with counterparties rated investment grade by nationally recognized rating agencies, with the majority of the counterparties rated "AA" or higher, and by setting limits on the exposure with any individual counterparty. Accordingly, counterparty credit risk at December 31, 2003 is not considered significant.

      The following table presents the maturity, notional principal amounts and the weighted average interest rates expected to be received or paid on U.S. dollar interest rate swaps at December 31, 2003 ($ in millions).

Maturity                                  Floating to Fixed-rate                  Fixed to Floating-rate
--------                            ---------------------------------        --------------------------------
Years Ending                        Notional       Receive        Pay        Notional       Receive       Pay
December 31,                         Amount         Rate         Rate         Amount         Rate        Rate
------------                         ------         ----         ----         ------         ----        ----
2004 ............................   $  399.5       1.17%        3.74%        $   11.0       7.85%        1.92%
2005 ............................      433.5       1.17%        3.80%           257.8       6.92%        2.42%

2006 ............................      211.9       1.19%        3.65%           340.7       3.15%        1.27%
2007 ............................      182.6       1.20%        4.04%         3,222.7       6.25%        3.92%
2008 ............................      146.3       1.20%        4.76%           747.9       4.54%        2.06%
2009 - Thereafter ...............      922.6       1.20%        6.21%         2,178.1       7.11%        3.40%
                                    --------                                 --------
  Total .........................   $2,296.4       1.19%        4.82%        $6,758.2       6.21%        3.35%
                                    ========                                 ========

      The following table presents the maturity, notional principal amounts and the weighted average interest rates expected to be received or paid, of foreign currency interest rate swaps that converted floating-rate debt to fixed rate debt at December 31, 2003 ($ in million).

Foreign Currency                             Notional Amount   Receive Rate     Pay Rate      Maturity Range
----------------                             ---------------   ------------     --------      --------------
Canadian Dollar .........................         $252.8          2.75%          6.21%         2004 -- 2009
Australian Dollar .......................         $ 48.9          5.45%          5.75%         2004 -- 2006
British Pound ...........................         $ 16.9          3.83%          5.43%                 2004

      Variable rates are based on the contractually determined rate or other market rate indices and may change significantly, affecting future cash flows.

      At December 31, 2003, CIT was party to foreign currency exchange forward contracts and cross currency swaps. The following table presents the maturity and notional principal amounts of foreign currency exchange forwards and cross currency swaps at December 31, 2003 ($ in millions).

                                               Notional Principal Amount
                                          -----------------------------------
Maturity Years Ended                      Foreign Currency     Cross-Currency
December 31,                              Exchange Forwards         Swaps
--------------------                      -----------------    --------------
2004 ...................................      $1,985.8             $  135.5
2005 ...................................         440.7              1,082.3
2006 ...................................          56.7                 57.5
2007 ...................................         103.0                 14.7
2008 ...................................            --                348.6
2009 - Thereafter ......................            --                134.3
                                              --------             --------
  Total ................................      $2,586.2             $1,772.9
                                              ========             ========

                         CIT GROUP INC. AND SUBSIDIARIES

Note 10 -- Accumulated Other Comprehensive Loss

      The following table details the December 31, 2003, December 31, 2002 and September 30, 2002 components of accumulated other comprehensive loss, net of tax ($ in millions):

                                                                      December 31,   December 31,  September 30,
                                                                          2003           2002          2002
                                                                      ------------   ------------  -------------
Changes in fair values of derivatives qualifying as cash
flow hedges ........................................................     $ (41.3)      $(118.3)       $(120.5)
Foreign currency translation adjustments ...........................      (105.8)        (75.6)         (75.8)
Minimum pension liability adjustments ..............................        (0.8)        (20.5)         (21.0)
Unrealized gain on equity and securitization investments ...........         6.3          13.7           21.0
                                                                         -------       -------        -------
   Total accumulated other comprehensive loss ......................     $(141.6)      $(200.7)       $(196.3)
                                                                         =======       =======        =======

Note 11 -- Earnings Per Share

      Basic EPS is computed by dividing net income by the weighted-average number of common shares outstanding for the period. The diluted EPS computation includes the potential impact of dilutive securities, including stock options and restricted stock grants. The dilutive effect of stock options is computed using the treasury stock method, which assumes the repurchase of common shares by CIT at the average market price for the period. Options that have an anti-dilutive effect are not included in the denominator and averaged approximately 17.4 million shares for the year ended December 31, 2003.

      The reconciliation of the numerator and denominator of basic EPS with that of diluted EPS is presented for the year ended December 31, 2003 ($ in millions, except per share amounts and shares, which are in whole dollars and thousands, respectively).

                                       Income         Shares       Per Share
                                     (Numerator)   (Denominator)    Amount
                                     -----------   -------------    ------
Basic EPS:
   Income available to common
     stockholders .................     $566.9       211,681          $2.68
Effect of Dilutive Securities:
   Restricted shares ..............         --           396             --
   Stock options ..................         --         1,066             --
                                        ------       -------
Diluted EPS .......................     $566.9       213,143          $2.66
                                        ======       =======

      The following table summarizes the earnings per share amounts for the three months ended December 31, 2002, year ended September 30, 2002, and the periods June 2 through September 30, 2001, and January 1 through June 1, 2001, assuming that the shares outstanding at September 30, 2002 were outstanding for all historical periods ($ in millions, except per share amounts).

                                              Net (Loss)                Diluted
                                                Income    Basic EPS(1)  EPS(1)
                                              ----------  ------------  -------
Three months ended December 31, 2002
  (successor) .............................   $   141.3     $  0.67     $  0.67
Year ended September 30, 2002
  (successor) .............................   $(6,698.7)    $(31.66)    $(31.66)
June 2 through September 30, 2001
  (successor) .............................   $   182.8     $  0.86     $  0.86
January 1 through June 1, 2001
  (predecessor) ...........................   $    80.5     $  0.38     $  0.38
--------------------------------------------------------------------------------
(1) Based on 211.6 million and 211.8 million shares for basic and diluted EPS for the three months ended December 31, 2002 and 211.6 million and 211.7 million shares for basic and diluted EPS for all prior periods.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 12 -- Common Stock

      The following table summarizes changes in common stock outstanding for the respective periods:

                                                     Common Stock
                                       ----------------------------------------
                                         Issued     Less Treasury  Outstanding
                                       -----------  -------------  -----------
Balance at September 30, 2002 .......  211,573,200          --      211,573,200
Activity for the three months ended
   December 31, 2002 ................           --          --               --
                                       -----------    --------      -----------
Balance at December 31, 2002 ........  211,573,200          --      211,573,200
Treasury shares purchased ...........           --    (913,886)        (913,886)
Stock options exercised .............           --     870,357          870,357
Restricted shares issued ............      275,797          --          275,797
                                       -----------    --------      -----------
Balance at December 31, 2003 ........  211,848,997     (43,529)     211,805,468
                                       ===========    ========      ===========

Note 13 -- Other Revenue

      The following table sets forth the components of other revenue ($ in millions).

                                         Year           Three          Year          June 2        January 1
                                         Ended      Months Ended       Ended         through        through
                                     December 31,   December 31,   September 30,  September 30,     June 1,
                                         2003           2002           2002           2001           2001
                                     ------------   ------------   -------------  -------------  -------------
                                     (successor)    (successor)     (successor)   (successor)    (predecessor)
Fees and other income ................   $586.2         $169.2         $644.5         $212.3         $174.9
Factoring commissions ................    189.8           55.1          165.5           50.7           61.2
Gains on securitizations .............    100.9           30.5          149.0           59.0           38.7
Gains on sales of leasing equipment ..     70.7            8.7           13.6           14.2           33.7
Other charges(1) .....................       --             --             --             --          (78.1)
                                         ------         ------         ------         ------         ------
  Total ..............................   $947.6         $263.5         $972.6         $336.2         $230.4
                                         ======         ======         ======         ======         ======

--------------------------------------------------------------------------------
(1) Write-downs of $78.1 million were recorded for certain equity investments in the telecommunications industry and e-commerce markets, including $19.6 million relating to venture capital investments.

Note 14 -- Salaries and General Operating Expenses

      The following table sets forth the components of salaries and general operating expenses (excluding goodwill amortization) ($ in millions).

                                         Year           Three                        June 2        January 1
                                        Ended       Months Ended    Year Ended       through        through
                                     December 31,   December 31,   September 30,  September 30,     June 1,
                                         2003           2002           2002           2001           2001
                                     ------------   ------------   -------------  -------------  -------------
                                     (successor)    (successor)    (successor)     (successor)   (predecessor)
Salaries and employee benefits ....    $529.6         $126.8         $517.4          $204.7          $262.0
Other operating expenses-- CIT ....     412.7          115.3          406.0           134.2           184.0
Other operating expenses-- TCH ....        --             --           23.0             9.6              --
                                       ------         ------         ------          ------          ------
  Total ...........................    $942.3         $242.1         $946.4          $348.5          $446.0
                                       ======         ======         ======          ======          ======

                         CIT GROUP INC. AND SUBSIDIARIES

Note 15 -- Income Taxes

      The effective tax rate varied from the statutory federal corporate income tax rate as follows:

                                                            Percentage of Pretax Income
                                      ------------------------------------------------------------------------
                                         Year           Three         Year          June 2         January 1
                                         Ended       Months Ended     Ended         through         through
                                      December 31,   December 31,  September 30,  September 30,     June 1,
                                         2003           2002          2002           2001            2001
                                      ------------   ------------  -------------  -------------  -------------
                                      (successor)    (successor)   (successor)    (successor)    (predecessor)
Federal income tax rate .............      35.0%          35.0%         35.0%          35.0%          35.0%
Increase (decrease) due to:
State and local income taxes, net of
  federal income tax benefit ........       3.7            2.6          (0.3)           2.2            2.2
Foreign income taxes ................       1.0            1.6          (0.4)           2.2            2.2
Goodwill impairment .................        --             --         (36.1)            --             --
Interest expense-- TCH ..............        --             --          (4.2)            --             --
Goodwill amortization ...............        --             --            --            6.2            7.8
Other ...............................      (0.7)          (0.2)          0.1            0.2            2.6
                                        -------        -------      --------       --------       --------
Effective tax rate ..................      39.0%          39.0%         (5.9)%         45.8%          49.8%
                                        =======        =======      ========       ========       ========

      The provision for income taxes is comprised of the following ($ in millions):

                                         Year          Three           Year          June 2        January 1
                                         Ended      Months Ended       Ended         through        through
                                     December 31,   December 31,   September 30,  September 30,     June 1,
                                         2003           2002           2002           2001           2001
                                     ------------   ------------   -------------  -------------  -------------
                                      (successor)   (successor)    (successor)     (successor)   (predecessor)
Current federal income
  tax provision ...................      $   --          $  --         $   --         $   --          $  --
Deferred federal income
  tax provision ...................       265.1           71.9          276.9          113.6           63.7
                                         ------          -----         ------         ------          -----
Total federal income taxes ........       265.1           71.9          276.9          113.6           63.7
State and local income taxes ......        53.5            9.4           30.4           11.7            5.7
Foreign income taxes ..............        46.4           10.7           66.7           32.1           15.4
                                         ------          -----         ------         ------          -----
  Total provision for income taxes       $365.0          $92.0         $374.0         $157.4          $84.8
                                         ======          =====         ======         ======          =====

      The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and liabilities are presented below ($ in millions).

                                                   December 31,            December 31,           September 30,
                                                       2003                    2002                   2002
                                                   -----------             -----------            -------------
                                                   (successor)             (successor)             (successor)
Assets:
Net operating loss carryforwards ..............     $   834.1               $   849.9               $   834.4
Provision for credit losses ...................         202.4                   254.8                   282.1
Alternative minimum tax credits ...............         142.0                   142.0                   142.0
Purchase price adjustments ....................          67.9                   176.9                   207.7
Goodwill ......................................          65.6                    91.5                    98.4
Other comprehensive income items ..............          47.6                    84.3                    86.0
Accrued liabilities and reserves ..............          43.8                    46.5                    59.9
Other .........................................          14.1                      --                      --
                                                    ---------               ---------               ---------
   Total deferred tax assets ..................       1,417.5                 1,645.9                 1,710.5
                                                    ---------               ---------               ---------
Liabilities:
Leasing transactions ..........................      (1,311.7)               (1,189.6)               (1.215.6)
Securitization transactions ...................        (633.0)                 (614.4)                 (590.0)
Market discount income ........................            --                    (1.4)                   (1.5)
                                                    ---------               ---------               ---------
   Total deferred tax liabilities .............      (1,944.7)               (1,805.4)               (1,807.1)
                                                    ---------               ---------               ---------
Net deferred tax (liability) ..................     $  (527.2)              $  (159.5)              $   (96.6)
                                                    =========               =========               =========

                         CIT GROUP INC. AND SUBSIDIARIES

      The presentation of deferred tax assets and liabilities in prior years has been modified to reflect amounts included on completed and amended income tax returns. At December 31, 2003, CIT was continuing to develop an analysis of deferred tax assets and liabilities. Future income tax return filings and the completion of the aforementioned analysis of deferred tax assets and liabilities could result in reclassifications to the deferred tax assets and liabilities shown in the preceding table.

      At December 31, 2003, CIT had U.S. federal net operating losses of approximately $1,973.7 million, which expire in various years beginning in 2011. In addition, CIT has various state net operating losses that will expire in various years beginning in 2004. Federal and state net operating losses may be subject to annual use limitations under section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under certain state laws. Management believes that CIT will have sufficient taxable income in future years and can avail itself of tax planning strategies in order to fully utilize these losses. Accordingly, CIT does not believe a valuation allowance is required with respect to these net operating losses.

Note 16 -- Postretirement and Other Benefit Plans

Retirement and Postretirement Medical and Life Insurance Benefit Plans

      CIT has a number of funded and unfunded noncontributory defined benefit pension plans covering certain of its U.S. and non-U.S. employees, designed in accordance with conditions and practices in the countries concerned. The retirement benefits under the defined benefit pension plans are based on the employee's age, years of service and qualifying compensation. CIT's funding policy is to make contributions to the extent such contributions are not less than the minimum required by applicable laws and regulations, are consistent with our long-term objective of ensuring sufficient funds to finance future retirement benefits, and are tax deductible as actuarially determined. CIT made cash contributions of $69.4 million to its pension plans for the year ended December 31, 2003. Contributions are charged to the salaries and employee benefits expense on a systematic basis over the expected average remaining service period of employees expected to receive benefits.

      The largest plan is the CIT Group Inc. Retirement Plan (the "Plan"), which accounts for 77% of the total benefit obligation at December 31, 2003. The Plan covers U.S. employees of CIT who have completed one year of service and have attained the age of 21. The Company also maintains a Supplemental Retirement Plan for employees whose benefit in the Plan is subject to Internal Revenue Code limitations.

      The Plan has a "cash balance" formula that became effective January 1, 2001. Certain eligible members had the option of remaining under the Plan formula as in effect prior to January 1, 2001. Under the cash balance formula, each member's accrued benefits as of December 31, 2000 were converted to a lump sum amount, and every year thereafter, the balance is credited with a percentage (5% to 8% depending on years of service) of the member's "Benefits Pay" (comprised of base salary, plus certain annual bonuses, sales incentives and commissions). These balances also receive annual interest credits, subject to certain government limits. The interest credit was 5.01% and 5.76% for the plan years ended December 31, 2003 and 2002, respectively. Upon termination or retirement after five years of employment, the amount credited to a member is to be paid in a lump sum or converted into an annuity at the option of the member.

      CIT also provides certain healthcare and life insurance benefits to eligible retired U.S. employees. The healthcare benefit is contributory for eligible retirees; the life insurance benefit is noncontributory. Salaried participants generally become eligible for retiree healthcare benefits after reaching age 55 with 11 years of continuous CIT service immediately prior to retirement. Generally, the medical plan pays a stated percentage of most medical expenses, reduced by a deductible as well as by payments made by government programs and other group coverage. The retiree health care benefit includes a limit on CIT's share of costs for all employees who retired after January 31, 2002. The plans are funded on a pay as you go basis.

      CIT uses its disclosure date as the measurement date for all Retirement and Postretirement Medical and Life Insurance Benefit Plans. The measurement dates included in this report for the Retirement and Postretirement Medical and Life Insurance Plans are December 31, 2003, December 31, 2002, and September 30, 2002.

                         CIT GROUP INC. AND SUBSIDIARIES

      The following tables set forth the change in benefit obligation, plan assets and funded status of the retirement plans as well as the net periodic benefit cost ($ in millions). All periods presented include amounts and assumptions relating to the Plan, the unfunded Supplemental Retirement Plan, an Executive Retirement Plan and various international plans.

                                                                         Retirement Benefits
                                                             ------------------------------------------
                                                                 Year       Three Months      Year
                                                                 Ended          Ended         Ended
                                                             December 31,   December 31,  September 30,
                                                                 2003           2002          2002
                                                             ------------   ------------  -------------
Change in Benefit Obligation
Benefit obligation at beginning of period ..................     $225.2       $ 214.4         $184.4
Service cost ...............................................       15.6           4.0           12.6
Interest cost ..............................................       14.4           3.5           13.0
Actuarial loss .............................................       23.9           6.2           15.6
Benefits paid ..............................................       (4.6)         (1.1)          (4.2)
Plan settlements and curtailments ..........................       (4.5)         (2.3)          (7.6)
Currency translation adjustment ............................        2.2           0.5            0.6
Other ......................................................        0.8            --             --
                                                                 ------       -------         ------
Benefit obligation at end of period ........................     $273.0       $ 225.2         $214.4
                                                                 ======       =======         ======
Change in Plan Assets
Fair value of plan assets at beginning of period ...........     $123.1       $ 119.6         $126.5
Actual return on plan assets ...............................       28.7           6.1          (12.7)
Employer contributions .....................................       69.4           0.6           16.9
Plan settlements ...........................................       (4.5)         (2.3)          (7.1)
Benefits paid ..............................................       (4.6)         (1.1)          (4.2)
Currency translation adjustment ............................        0.7           0.2            0.2
                                                                 ------       -------         ------
Fair value of plan assets at end of period .................     $212.8       $ 123.1         $119.6
                                                                 ======       =======         ======
Reconciliation of Funded Status
Funded status ..............................................     $(60.2)      $(102.1)        $(94.8)
Unrecognized net actuarial loss ............................       57.8          56.5           54.7
Unrecognized prior service cost ............................         --            --             --
                                                                 ------       -------         ------
Net amount recognized ......................................     $ (2.4)      $ (45.6)        $(40.1)
                                                                 ======       =======         ======
Amounts Recognized in the Consolidated Balance Sheets
Prepaid benefit cost .......................................     $ 45.2       $    --         $   --
Accrued benefit liability ..................................      (48.9)        (79.2)         (75.0)
Intangible asset ...........................................         --            --             --
Accumulated other comprehensive income .....................        1.3          33.6           34.9
                                                                 ------       -------         ------
Net amount recognized ......................................     $ (2.4)      $ (45.6)        $(40.1)
                                                                 ======       =======         ======
Weighted-average Assumptions Used to Determine Benefit
   Obligations at Period End
Discount rate ..............................................       5.96%         6.45%          6.68%
Rate of compensation increase ..............................       4.26%         4.24%          4.22%
Weighted-average Assumptions Used to Determine
   Net Periodic Pension Cost for Periods
Discount rate ..............................................       6.45%         6.68%          7.40%
Rate of compensation increase ..............................       4.24%         4.22%          4.70%
Expected long-term return on plan assets ...................       7.92%         7.90%          9.93%
Components of Net Periodic Benefit Cost
Service cost ...............................................     $ 15.6       $   4.0         $ 12.6
Interest cost ..............................................       14.4           3.5           13.0
Expected return on plan assets .............................       (9.4)         (2.3)         (11.9)
Amortization of net loss ...................................        3.5           0.8            0.3
Amortization of prior service cost .........................         --            --             --
                                                                 ------       -------         ------
Total net periodic expense .................................     $ 24.1       $   6.0         $ 14.0
                                                                 ======       =======         ======

                         CIT GROUP INC. AND SUBSIDIARIES

      Expected long-term rate of return assumptions for pension assets are based on projected asset allocation and historical and expected future returns for each asset class. Independent analysis of historical and projected asset class returns, inflation and interest rates are provided by our investment consultants and reviewed as part of the process to develop our assumptions.

      The accumulated benefit obligation for all defined benefit pension plans was $232.4 million, $193.0 million, and $184.6 million at December 31, 2003, December 31, 2002, and September 30, 2002, respectively.

                                                                          Year       Three Months      Year
                                                                          Ended          Ended         Ended
                                                                      December 31,   December 31,  September 30,
                                                                          2003           2002          2002
                                                                      ------------   ------------  -------------
Information for Pension Plans with an Accumulated
   Benefit Obligation in Excess of Plan Assets
Projected benefit obligation ........................................     $ 61.2        $225.2         $214.4
Accumulated benefit obligation ......................................       47.4         193.0          184.6
Fair value of plan assets ...........................................        7.1         123.1          119.6
Additional Information
(Decrease) increase in Minimum Liability Included in
   Other Comprehensive Income .......................................     $(32.3)       $ (1.3)        $ 34.9
Pension Plan Weighted-average Asset Allocations
Equity securities ...................................................       67.6%         61.1%          58.2%
Debt securities .....................................................       32.1%         38.6%          41.7%
Real estate .........................................................         --            --             --
Other ...............................................................        0.3%          0.3%           0.1%
                                                                          ------        ------         ------
Total pension assets ................................................      100.0%        100.0%         100.0%
                                                                          ======        ======         ======

      CIT maintains a "Statement of Investment Policies and Objectives" that specifies investment guidelines pertaining to the investment, supervision and monitoring of pension assets to ensure consistency with the long-term objective of ensuring sufficient funds to finance future retirement benefits. The policy asset allocation guidelines allows for assets to be allocated between 50% to 70% in Equities and 30% to 50% in Fixed-Income investments. CIT expects the actual Equity and Fixed Income allocation to approximate the "neutral" or mid-point of the policy ranges over the long-term. The guidelines provide specific guidance related to asset class objectives, fund manager guidelines and identification of both prohibited and restricted transactions, and are reviewed on a periodic basis by the Employee Benefit Plans Committee of CIT to ensure the long-term investment objectives are achieved. Members of the Committee are appointed by the Chief Executive Officer of CIT and include the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, and other senior executives.

      There was no CIT common stock included in the pension plan assets at December 31, 2003, December 31, 2002, or September 30, 2002.

      CIT expects to contribute $3.8 million to its pension plans and $3.6 million to its other postretirement benefit plans in 2004.

                         CIT GROUP INC. AND SUBSIDIARIES

                                                                               Postretirement Benefits
                                                                      ------------------------------------------
                                                                          Year       Three Months      Year
                                                                          Ended          Ended         Ended
                                                                      December 31,   December 31,  September 30,
                                                                          2003           2002          2002
                                                                      ------------   ------------  -------------
Change in Benefit Obligation
Benefit obligation at beginning of period ...........................     $ 48.1        $ 46.7         $ 39.5
Service cost ........................................................        1.5           0.3            1.2
Interest cost .......................................................        3.0           0.8            2.9
Actuarial loss ......................................................        9.6           0.8            5.3
Net benefits paid ...................................................       (4.2)         (0.5)          (2.2)
Plan amendments .....................................................         --            --             --
                                                                          ------        ------         ------
Benefit obligation at end of period .................................     $ 58.0        $ 48.1         $ 46.7
                                                                          ======        ======         ======
Change in Plan Assets
Fair value of plan assets at beginning of period ....................     $   --        $   --         $   --
Net benefits paid ...................................................       (4.2)         (0.5)          (2.2)
Employer contributions ..............................................        4.2           0.5            2.2
                                                                          ------        ------         ------
Fair value of plan assets at end of period ..........................     $   --        $   --         $   --
                                                                          ======        ======         ======
Reconciliation of Funded Status
Funded status .......................................................     $(58.0)       $(48.1)        $(46.7)
Unrecognized net actuarial loss .....................................       15.5           6.0            5.2
                                                                          ------        ------         ------
Accrued cost ........................................................     $(42.5)       $(42.1)        $(41.5)
                                                                          ------        ------         ------
Amounts Recognized in the Consolidated Balance Sheets
Prepaid benefit cost ................................................     $   --        $   --         $   --
Accrued benefit liability ...........................................      (42.5)        (42.1)         (41.5)
Intangible asset ....................................................         --            --             --
Accumulated other comprehensive income ..............................         --            --             --
                                                                          ------        ------         ------
Net amount recognized ...............................................     $(42.5)       $(42.1)        $(41.5)
                                                                          ======        ======         ======
Weighted-average Assumptions Used to Determine
   Benefit Obligations at Period End
Discount rate .......................................................       6.00%         6.50%          6.75%
Rate of compensation increase .......................................       4.25%         4.25%          4.25%
Weighted-average Assumptions Used to Determine Net
   Periodic Benefit Cost for periods
Discount rate .......................................................       6.50%         6.75%          7.50%
Rate of compensation increase .......................................       4.25%         4.25%          4.50%
Components of Net Periodic Benefit Cost
Service cost ........................................................     $  1.5        $  0.3         $  1.2
Interest cost .......................................................        3.0           0.8            2.9
Amortization of prior service cost ..................................         --            --             --
Amortization of net loss ............................................        0.1            --            0.1
                                                                          ------        ------         ------
Total net periodic expense ..........................................     $  4.6        $  1.1         $  4.2
                                                                          ======        ======         ======

      For the period ended December 31, 2003, the assumed health care cost trend rates decline for all retirees to an ultimate level of 5.00% in 2018; for the period ended December 31 2002, 5.00% in 2008; and for the period ended September 30, 2002, 5.00% in 2008.

                         CIT GROUP INC. AND SUBSIDIARIES

                                                                          Year       Three Months      Year
                                                                          Ended          Ended         Ended
                                                                      December 31,   December 31,  September 30,
                                                                          2003           2002          2002
                                                                      ------------   ------------  -------------
Assumed Health Care Trend Rates at Period End
Health care cost trend rate assumed for next year ...............         12.00%        10.00%         11.00%
Rate to which the cost trend rate is assumed to
   decline (the ultimate trend rate) ............................          5.00%         5.00%          5.00%
Year that the rate reaches the ultimate trend rate ..............          2018          2008           2008

      Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plans. A one-percentage point change in assumed health care cost trend rates would have the following estimated effects ($ in millions).

                                                                                Postretirement Benefits
                                                                      ------------------------------------------
                                                                          Year       Three Months      Year
                                                                          Ended          Ended         Ended
                                                                      December 31,   December 31,  September 30,
                                                                          2003           2002          2002
                                                                      ------------------------------------------
Effect of One-percentage Point Increase on:
Period end postretirement benefit obligation .....................         $ 2.7         $ 2.3         $ 2.2
Total of service and interest
   cost components ...............................................         $ 0.1         $  --         $ 0.1

Effect of One-percentage Point Decrease on:
Period end postretirement benefit obligation .....................         $(2.6)        $(2.2)        $(2.1)
Total of service and interest cost components ....................         $(0.1)        $  --         $(0.1)

      On December 8, 2003, the President of the United States signed into law the Medicare Prescription Drug Improvement and Modernization Act of 2003. The Act introduces a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. In accordance with FASB Staff Position No. FAS 106-1, "Accounting and Disclosure Requirements related to the Medicare Prescription Drug Improvement and Modernization Act of 2003", any measures of the accumulated postretirement benefit obligation or net periodic postretirement benefit cost in the financial statements or accompanying notes do not reflect the effects of the act. Specific authoritative guidance on the accounting for the federal subsidy is pending and that guidance, when issued, could require CIT to change previously reported information.

Savings Incentive Plan

      CIT also has a number of defined contribution retirement plans covering certain of its U.S. and non-U.S. employees, designed in accordance with conditions and practices in the countries concerned. Employee contributions to the plans are subject to regulatory limitations and the specific plan provisions. The largest plan is the CIT Group Inc. Savings Incentive Plan, which qualifies under section 401(k) of the Internal Revenue Code and accounts for 80% of CIT's total Savings Incentive Plan expense for the year ended December 31, 2003. CIT's expense is based on specific percentages of employee contributions and plan administrative costs and aggregated $16.9 million, $4.0 million, and $14.5 million for the year ended December 31, 2003, the three months ended December 31, 2002, and the year ended September 30, 2002, respectively.

Corporate Annual Bonus Plan

      The CIT Group Inc. Annual Bonus Plan and Discretionary Bonus Plan together make-up CIT's annual bonus plan. The amount of awards depends on a variety of factors, including corporate performance and individual performance during the fiscal period for which awards are made and is subject to approval by the Compensation Committee of the Board of Directors. Bonus payments of $59.0 million for the year ended December 31, 2003, were paid in February 2004. A bonus of $20.1 million for the six months performance period from July 1, 2002

                         CIT GROUP INC. AND SUBSIDIARIES
through December 31, 2002 was paid in February 2003. For the fiscal year ended September 30, 2002, $25.1 million of bonuses were paid relative to the nine-month performance period ended June 30, 2002. Certain senior executive officers received a portion of their corporate bonuses in the form of restricted stock based on the closing price of CIT shares on the date of approval.

Long-Term Equity Compensation Plan

      CIT sponsors a Long-Term Equity Compensation Plan (the "ECP"). The ECP allows CIT to issue to employees up to 36,000,000 shares of common stock through grants of annual incentive awards, incentive and non-qualified stock options, stock appreciation rights, restricted stock, performance shares and performance units. Of the 36,000,000 shares, no more than 5,000,000 shares may be issued in connection with awards of restricted stock, performance shares and performance units. Common stock issued under the ECP may be either authorized but unissued shares, treasury shares or any combination thereof. All options granted to employees in 2003 have a vesting schedule of one third per year for three years, have a 10-year term from the date of grant and are issued with strike prices equal to the fair market value of the common stock on the date of grant. Restricted stock granted in 2003 has a three-year cliff vesting.

      Data for the stock option plans is summarized as follows.

                                                 Year Ended          Three Months Ended             Year Ended
                                             December 31, 2003        December 31, 2002         September 30, 2002
                                           ----------------------  ------------------------  ------------------------
                                                       Weighted                  Weighted                 Weighted
                                                       Average                   Average                   Average
                                                     Option Price              Option Price              Option Price
                                           Shares      Per Share     Shares      Per Share      Shares    Per Share
                                           ------    ------------    ------    ------------     -------  ------------
Outstanding at beginning of period ...  15,335,255      $33.13     15,494,009      $33.15            --         --
January Grant ........................   4,240,644      $21.05             --          --            --         --
July Grant ...........................     648,485      $27.74             --          --            --         --
Converted Tyco options ...............          --          --             --          --     4,808,585     $56.20
Granted -- IPO .......................          --          --             --          --    10,823,631     $23.00
Granted -- other .....................     485,625      $27.27         27,500      $20.14        52,258     $22.20
Exercised ............................    (870,357)     $23.02             --          --            --         --
Forfeited ............................  (1,072,828)     $34.25       (186,254)     $32.16      (190,465)    $35.50
                                        ----------      ------     ----------      ------    ----------     ------
Outstanding at end of period .........  18,766,824      $30.48     15,335,255      $33.13    15,494,009     $33.15
                                        ==========      ======     ==========      ======    ==========     ======
Options exercisable at end of period..   6,730,863      $43.18      3,960,926      $59.19     4,020,790     $59.06
                                        ==========      ======     ==========      ======    ==========     ======

      In 2003, 4,889,129 options were granted to employees as part of the long-term incentive process. In addition, 485,625 CIT options were granted to new hires and employees returning from a leave of absence.

      The weighted average fair value of new options granted in 2003 is $5.30 and $4.74 for the three month period ended December 31, 2002. The fair value of new options granted was determined at the date of grant using the Black-Scholes option-pricing model, based on the following assumptions. Due to limited Company history as a public company, no forfeiture rate was used.

                                             Expected           Average         Expected           Risk Free
Option Issuance                          Option Life Range  Dividend Yield  Volatility Range  Interest Rate Range
---------------                          -----------------  --------------  ----------------  -------------------
      2003
January, 2003 .........................      3-5 years           2.28%        31.6% - 33.4%       2.11% - 3.00%
January, 2003 -- Director Grant .......      10 Years            2.28%            28.2%               4.01%
March 2003 -- Other ...................      3-5 Years           2.65%        29.5% - 33.2%       2.12% - 2.97%
May, 2003 -- Director Grant ...........      10 Years            2.11%            28.2%               3.44%
July, 2003 ............................      3-5 years           1.70%        29.3% - 31.0%       2.06% - 3.10%
July, 2003 -- Director Grant ..........      10 Years            1.70%            28.1%               4.20%
September, 2003 -- Other ..............      3-5 Years           1.70%        29.3% - 31.0%       2.62% - 3.61%

                         CIT GROUP INC. AND SUBSIDIARIES

                                             Expected           Average         Expected           Risk Free
Option Issuance                          Option Life Range  Dividend Yield  Volatility Range  Interest Rate Range
---------------                          -----------------  --------------  ----------------  -------------------
      2002
July, 2002 (Tyco replacement) .........      3.6-5.6 years       2.09%        32.3% - 33.2%        3.43% - 4.11%
July, 2002 (IPO) ......................      3-6 years           2.09%        32.3% - 33.2%        3.24% - 4.22%
July, 2002 (other) ....................      10 years            2.09%            27.8%               5.21%
August, 2002 (other) ..................      3-5 years           2.09%        32.5% - 33.2%        2.47% - 3.19%
August, 2002 (other) ..................      10 years            2.16%            27.8%               4.57%
November, 2002 (other) ................      3-5 years           2.40%        32.4% - 33.4%        2.26% - 3.95%

      The following table summarizes information about stock options outstanding and options exercisable at December 31, 2003 and 2002.

                                               Options Outstanding                      Options Exercisable
                                   -------------------------------------------     ----------------------------
                                                    Weighted
           Range of                                  Average       Weighted                         Weighted
           Exercise                  Number        Contractual      Average          Number          Average
             Price                 Outstanding        Life      Exercise Price     Exercisable   Exercise Price
           --------                -----------     -----------  --------------     -----------   --------------
             2003
       $18.14 - $27.21 .........   13,343,619          8.7          $ 22.38         2,850,463       $ 22.98
       $27.22 - $40.83 .........    2,598,485          8.3          $ 32.93         1,055,680       $ 35.38
       $40.84 - $61.26 .........      899,290          5.9          $ 51.27           899,290       $ 51.27
       $61.27 - $91.91 .........    1,779,982          4.4          $ 68.90         1,779,982       $ 68.90
       $91.92 - $137.87 ........      143,858          4.1          $130.82           143,858       $130.82
      $137.88 - $206.82 ........        1,590          4.4          $160.99             1,590       $160.99
                                   ----------                                       ---------
           Totals ..............   18,766,824                                       6,730,863
                                   ==========                                       =========
             2002
       $19.25 - $33.30 .........   10,654,783          9.5          $ 25.66             4,019       $ 23.00
       $33.31 - $49.96 .........    1,691,276          8.3          $ 37.02           967,711       $ 34.89
       $49.97 - $74.95 .........    2,763,934          5.8          $ 62.86         2,763,934       $ 62.86
       $74.96 - $112.44 ........       61,152          6.2          $ 88.37            61,152       $ 88.37
      $112.45 - $168.67 ........      164,110          5.1          $130.64           164,110       $130.64
                                   ----------                                       ---------
           Totals ..............   15,335,255                                       3,960,926
                                   ==========                                       =========

Employee Stock Purchase Plan

      In October 2002, CIT adopted an Employee Stock Purchase Plan (the "ESPP") for all employees customarily employed at least 20 hours per week. The ESPP is available to employees in the United States and to certain international employees. Under the ESPP, CIT is authorized to issue up to 1,000,000 shares of common stock to eligible employees. Employees can choose to have between 1% and 10% of their base salary withheld to purchase shares quarterly, at a purchase price equal to 85% of the fair market value of CIT common stock on either the first business day or the last business day of the quarterly offering period, whichever is lower. The amount of common stock that may be purchased by a participant through the plan is generally limited to $25,000 per year. A total of 88,323 shares were purchased under the plan in 2003.

Restricted Stock

      In 2003, CIT issued 1,229,450 restricted shares to employees under the Long-Term Equity Compensation Plan. These shares were issued at the fair market value on the date of the grant and have a three-year cliff-vest period. In addition, 6,488 shares were granted to outside members of the Board of Directors, who elected to receive shares in lieu of cash compensation for their retainer. These restricted shares vest on the first anniversary of the grant. For the year ended December 31, 2003, three months ended December 31, 2002 and year ended September 30, 2002, $8.8 million, $1.2 million and $5.2 million, respectively, of expenses are included in salaries and general operating expenses on the consolidated statements of income.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 17 -- Commitments and Contingencies

      In the normal course of meeting the financing needs of its customers, CIT enters into various credit-related commitments, including standby letters of credit, which obligate CIT to pay the beneficiary of the letter of credit in the event that a CIT client to which the letter of credit was issued does not meet its related obligation to the beneficiary. These financial instruments generate fees and involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated balance sheets. To minimize potential credit risk, CIT generally requires collateral and other credit-related terms and conditions from the customer. At the time credit-related commitments are granted, the fair value of the underlying collateral and guarantees typically approximates or exceeds the contractual amount of the commitment. In the event a customer defaults on the underlying transaction, the maximum potential loss will generally be limited to the contractual amount outstanding less the value of all underlying collateral and guarantees.

      Guarantees are issued primarily in conjunction with CIT's factoring product, whereby CIT provides the client with credit protection for its trade receivables without actually purchasing the receivables. The trade terms are generally sixty days or less. In the event that the customer is unable to pay according to the contractual terms, then the receivables would be purchased. As of December 31, 2003, there were no outstanding liabilities relating to these credit-related commitments or guarantees, as amounts are generally billed and collected on a monthly basis.

      The accompanying table summarizes the contractual amounts of credit-related commitments. The reduction in guarantees outstanding from December 31, 2002 reflects the transition to on-balance sheet with respect to certain factoring products, which are included in credit balances of factoring clients in the CIT consolidated balance sheet ($ in millions).

                                                                                         At            At
                                                                                    December 31,  September 30,
                                                           December 31,2003             2002          2002
                                                   -------------------------------  ------------ -------------
                                                      Due to Expire
                                                    -------------------
                                                    Within      After      Total        Total         Total
                                                   One Year   One Year  Outstanding  Outstanding   Outstanding
                                                   --------   --------- -----------  -----------   -----------
Financing and leasing assets ....................   $1,611.5  $4,322.8    $5,934.3     $3,618.9      $3,075.8
Letters of credit and acceptances:
Standby letters of credit .......................      506.1       2.6       508.7        519.8         469.0
Other letters of credit .........................      621.2      72.8       694.0        583.3         641.8
Acceptances .....................................        9.3        --         9.3          5.6           8.4
Guarantees ......................................      120.7      12.5       133.2        745.8         724.5
Venture capital fund commitments ................         --     124.2       124.2        164.9         176.6
Venture capital direct investment commitments ...         --        --          --          4.4           4.4

      As of December 31, 2003, commitments to purchase commercial aircraft from both Airbus Industrie and The Boeing Company are detailed below ($ in millions).

Calendar Year:                                         Amount           Number
--------------                                         ------           ------
2004 ..............................................   $  634.0            15
2005 ..............................................      952.0            20
2006 ..............................................    1,088.0            21
2007 ..............................................      260.0             5
                                                      --------            --
Total .............................................   $2,934.0            61
                                                      ========            ==

      The order amounts exclude CIT's options to purchase additional aircraft. Lease commitments are in place for twelve of the fifteen units to be delivered in 2004.

      Outstanding commitments to purchase equipment, other than the aircraft detailed above, totaled $197.2 million at December 31, 2003. CIT is party to a railcar sale-leaseback transaction under which it is obligated to pay a remaining total of $486.4 million, approximately $28 million per year through 2010 and declining thereafter

                         CIT GROUP INC. AND SUBSIDIARIES
through 2024, which is more than offset by CIT's re-lease of the assets, contingent on its ability to maintain railcar usage. In conjunction with this sale-leaseback transaction, CIT has guaranteed all obligations of the related consolidated lessee entity.

      CIT has guaranteed the public and private debt securities of a number of its wholly-owned, consolidated subsidiaries, including those disclosed in Note 27 -- Summarized Financial Information of Subsidiaries. In the normal course of business, various consolidated CIT subsidiaries have entered into other credit agreements and certain derivative transactions with financial institutions that are guaranteed by CIT. These transactions are generally used by CIT's subsidiaries outside of the U.S. to allow the local subsidiary to borrow funds in local currencies. In addition, CIT has guaranteed, on behalf of certain non-consolidated subsidiaries, $11.9 million of third party debt, which is not reflected in the consolidated balance sheet at December 31, 2003.

Note 18 -- Lease Commitments

      The following table presents future minimum rentals under noncancellable long-term lease agreements for premises and equipment at December 31, 2003 ($ in millions).

Years Ended December 31,                                         Amount
------------------------                                         ------
      2004 ..................................................     $ 53.2
      2005 ..................................................       38.3
      2006 ..................................................       28.6
      2007 ..................................................       20.7
      2008 ..................................................        9.0
      Thereafter ............................................       14.9
                                                                  ------
        Total ...............................................     $164.7
                                                                  ======
      In addition to fixed lease rentals, leases generally require payment of maintenance expenses and real estate taxes, both of which are subject to rent escalation provisions. Minimum payments have not been reduced by minimum sublease rentals of $32.8 million due in the future under noncancellable subleases.

      Rental expense, net of sublease income on premises and equipment, was as follows ($ in millions).

                                    Year         Three          Year          June 2          January 1
                                   Ended     Months Ended       Ended         through          through
                                December 31,  December 31,   September 30,  September 30,      June 1,
                                    2003          2002           2002           2001            2001
                                ------------  ------------   -------------  -------------      -------
                               (successor)   (successor)     (successor)     (successor)    (predecessor)
Premises ....................     $ 34.0        $ 9.2           $38.4          $14.8            $19.0
Equipment ...................        9.3          2.1             8.4            3.0              3.7
Less sublease income ........       (9.4)        (1.8)           (9.0)         (2.7)            (3.4)
                                  ------        -----           -----          -----            -----
  Total .....................     $ 33.9        $ 9.5           $37.8          $15.1            $19.3
                                  ======        =====           =====          =====            =====

Note 19 -- Fair Values of Financial Instruments

      SFAS No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure of the estimated fair value of CIT's financial instruments, excluding leasing transactions accounted for under SFAS 13. The fair value estimates are made at a discrete point in time based on relevant market information and information about the financial instrument, assuming adequate market liquidity. Because no established trading market exists for a significant portion of CIT's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involving uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions or estimation methods may significantly affect the estimated fair values. Because of these limitations, management provides no assurance that the estimated fair values presented would necessarily be realized upon disposition or sale.

                         CIT GROUP INC. AND SUBSIDIARIES

      Actual fair values in the marketplace are affected by other significant factors, such as supply and demand, investment trends and the motivations of buyers and sellers, which are not considered in the methodology used to determine the estimated fair values presented. In addition, fair value estimates are based on existing financial instruments without attempting to estimate the value of future business transactions and the value of assets and liabilities that are part of CIT's overall value but are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include customer base, operating lease equipment, premises and equipment, assets received in satisfaction of loans, and deferred tax balances. In addition, tax effects relating to the unrealized gains and losses (differences in estimated fair values and carrying values) have not been considered in these estimates and can have a significant effect on fair value estimates. The carrying amounts for cash and cash equivalents approximate fair value because they have short maturities and do not present significant credit risks. Credit-related commitments, as disclosed in Note 17 -- "Commitments and Contingencies", are primarily short-term floating-rate contracts whose terms and conditions are individually negotiated, taking into account the creditworthiness of the customer and the nature, accessibility and quality of the collateral and guarantees. Therefore, the fair value of credit-related commitments, if exercised, would approximate their contractual amounts.

                         CIT GROUP INC. AND SUBSIDIARIES

      Estimated fair values, recorded carrying values and various assumptions used in valuing CIT's financial instruments are set forth below ($ in millions).

                                      December 31, 2003          December 31, 2002        September 30, 2002
                                      Asset/(Liability)          Asset/(Liability)         Asset/(Liability)
                                   ------------------------  ------------------------  ------------------------
                                    Carrying     Estimated    Carrying     Estimated     Carrying    Estimated
                                      Value     Fair Value      Value     Fair Value       Value    Fair Value
                                   -----------  -----------  -----------  -----------   ----------- -----------
Finance receivables-loans(1) ....   $24,620.1    $24,711.3   $ 20,450.9    $ 20,608.0   $ 21,065.3  $ 21,218.0
Finance receivables
   held for sale ................       918.3        918.3      1,213.4       1,213.4      1,019.5     1,019.5
Retained interests in
   securitizations(2) ...........     1,380.8      1,380.8      1,451.4       1,451.4      1,410.4     1,410.4
Other assets(3) .................     1,287.8      1,287.8      1,322.4       1,322.4      1,337.4     1,337.4
Commercial paper(4) .............    (4,173.9)    (4,173.9)    (4,974.6)     (4,974.6)    (4,654.2)   (4,654.2)
Fixed-rate senior notes and
   subordinated fixed-rate
   notes(5) .....................   (20,123.7)   (20,291.6)   (19,952.5)    (20,621.3)   (18,718.8)  (18,844.7)
Variable-rate bank credit
   facilities(5) ................          --           --     (2,118.0)     (2,118.0)    (4,040.0)   (4,040.0)
Variable-rate senior notes(5) ...    (9,428.9)    (9,440.5)    (4,917.6)     (4,893.1)    (5,392.4)   (5,361.5)
Credit balances of factoring
   clients and other
   liabilities(5)(6) ............    (6,318.7)    (6,318.7)    (4,586.9)     (4,586.9)    (4,682.1)   (4,682.1)
Preferred capital securities(7)..      (263.0)      (286.4)      (257.2)       (273.4)      (257.7)     (262.7)
Derivative financial
   instruments:(8)
Interest rate swaps, net ........       (36.1)       (36.1)       (60.5)        (60.5)       (16.3)      (16.3)
Cross-currency swaps, net .......       254.3        254.3        145.8         145.8        142.2       142.2
Foreign exchange
   forwards, net ................      (216.0)      (216.0)       (95.4)        (95.4)       (43.3)      (43.3)

--------------------------------------------------------------------------------
(1) The fair value of performing fixed-rate loans was estimated based upon a present value discounted cash flow analysis, using interest rates that were being offered at the end of the year for loans with similar terms to borrowers of similar credit quality. Discount rates used in the present value calculation range from 4.63% to 7.36% for December 31, 2003, 4.78% to 7.75% for December 31, 2002 and 4.91% to 7.52% for September 30, 2002. The maturities used represent the average contractual maturities adjusted for prepayments. For floating-rate loans that reprice frequently and have no significant change in credit quality, fair value approximates carrying value. The net carrying value of lease finance receivables not subject to fair value disclosure totaled $6.0 billion at December 31, 2003, $6.4 billion at December 31, 2002 and $6.6 billion at September 30, 2002.

(2) Fair values of retained interests in securitizations are calculated utilizing current and anticipated credit losses, prepayment speeds and discount rates. Other investment securities actively traded in a secondary market were valued using quoted available market prices.

(3) Other assets subject to fair value disclosure include accrued interest receivable, certain investment securities and miscellaneous other assets. The carrying amount of accrued interest receivable approximates fair value. The carrying value of other assets not subject to fair value disclosure totaled $2,022.5 at December 31, 2003, $1,959.1 million at December 31, 2002 and $2,035.8 million at September 30, 2002.

(4) The estimated fair value of commercial paper approximates carrying value due to the relatively short maturities.

(5) The carrying value of fixed-rate senior notes and subordinated fixed-rate notes includes $292.9 million, $270.6 million and $333.4 million of accrued interest at December 31, 2003, December 31, 2002 and September 30, 2002, respectively. The carrying value of variable-rate bank credit facilities includes $2.6 million of accrued interest at September 30, 2002. Accrued interest was negligible at December 31, 2002. The variable-rate senior notes include $20.5 million, $10.7 million and $13.4 million of accrued interest at December 31, 2003, December 31, 2002, and September 30, 2002, respectively. These amounts are excluded from the other liabilities balances in this table. Fixed-rate notes were valued using a present value discounted cash flow analysis with a discount rate approximating current market rates for issuances by CIT of similar term debt at the end of the year. Discount rates used in the present value calculation ranged from 1.54% to 6.32% at December 31, 2003, 1.65% to 6.02% at December 31, 2002; and 2.23% to 7.61% at September 30, 2002.

(6) The estimated fair value of credit balances of factoring clients approximates carrying value due to their short settlement terms. Other liabilities include accrued liabilities and deferred federal income taxes. Accrued liabilities and payables with no stated maturities have an estimated fair value that approximates carrying value. The carrying value of other liabilities not subject to fair value disclosure totaled $601.4 million, $255.0 million and $207.5 million at December 31, 2003, December 31, 2002 and September 30, 2002, respectively.

(7) Preferred capital securities were valued using a present value discounted cash flow analysis with a discount rate approximating current market rates of similar issuances at the end of the year, and includes $7.5 million of accrued interest at December 31, 2003.

(8) CIT enters into derivative financial instruments for hedging purposes only. The estimated fair values are calculated internally using market data and represent the net amount receivable or payable to terminate the agreement, taking into account current market rates. See Note 9 -- "Derivative Financial Instruments" for notional principal amounts associated with the instruments.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 20 -- Certain Relationships and Related Transactions

      CIT is a partner with Dell Inc. ("Dell") in Dell Financial Services L.P. ("DFS"), a joint venture that offers financing to Dell customers. The joint venture provides Dell with financing and leasing capabilities that are complementary to its product offerings and provides CIT with a steady source of new financings. CIT acquired this relationship through an acquisition during November 1999, and the current agreement extends until October 2005. CIT regularly purchases finance receivables from DFS at a premium, portions of which are typically securitized within 90 days of purchase from DFS. CIT has limited recourse to DFS on defaulted contracts. In accordance with the joint venture agreement, net income generated by DFS as determined under U.S. GAAP is allocated 70% to Dell and 30% to CIT, after CIT has recovered any cumulative losses. The DFS board of directors voting representation is equally weighted between designees of CIT and Dell with one independent director. Any losses generated by DFS as determined under U.S. GAAP are allocated to CIT. DFS is not consolidated in CIT's December 31, 2003 financial statements and is accounted for under the equity method. At December 31, 2003, financing and leasing assets originated by DFS and purchased by CIT (included in the CIT Consolidated Balance Sheet) were $1.4 billion and securitized assets included in managed assets were $2.5 billion. In addition to the owned and securitized assets acquired from DFS, CIT's maximum exposure to loss with respect to activities of the joint venture is approximately $205 million pretax at December 31, 2003, which is comprised of the investment in and loans to the joint venture.

      CIT also has a joint venture arrangement with Snap-on Incorporated ("Snap-on") that has a similar business purpose and model to the DFS arrangement described above, including credit recourse on defaulted receivables. CIT acquired this relationship through an acquisition during November 1999. The agreement with Snap-on extends until January 2007. CIT and Snap-on have 50% ownership interests, 50% board of directors representation and share income and losses equally. The Snap-on joint venture is accounted for under the equity method and is not consolidated in CIT's financial statements. As of December 31, 2003, the related financing and leasing assets and securitized assets were $1.1 billion and $0.1 billion, respectively. In addition to the owned and securitized assets purchased from the Snap-on joint venture, CIT's maximum exposure to loss with respect to activities of the joint venture is approximately $17 million pretax at December 31, 2003, which is comprised of the investment in and loans to the joint venture.

      Since December 2000, CIT has been a joint venture partner with Canadian Imperial Bank of Commerce ("CIBC") in an entity that is engaged in asset-based lending in Canada. Both CIT and CIBC have a 50% ownership interest in the joint venture and share income and losses equally. This entity is not consolidated in CIT's financial statements and is accounted for under the equity method. As of December 31, 2003, CIT's maximum exposure to loss with respect to activities of the joint venture is $119 million pretax, which is comprised of the investment in and loans to the joint venture.

      CIT invests in various trusts, partnerships, and limited liability corporations established in conjunction with structured financing transactions of equipment, power and infrastructure projects. CIT's interests in certain of these entities were acquired by CIT in November 1999, and others were subsequently entered into in the normal course of business. At December 31, 2003, other assets included $21 million of investments in non-consolidated entities relating to such transactions that are accounted for under the equity or cost methods. This investment is CIT's maximum exposure to loss with respect to these interests as of December 31, 2003.

      As of December 31, 2003, CIT bought receivables totaling $350.0 million from certain subsidiaries of Tyco in a factoring transaction on an arms-length basis. CIT and Tyco engaged in similar factoring transactions, the highest amount of which was $384.4 million, at various times during Tyco's ownership of CIT.

      Certain shareholders of CIT provide investment management services in conjunction with employee benefit plans. These services are provided in the normal course of business.

                         CIT GROUP INC. AND SUBSIDIARIES

Note 21 -- Business Segment Information

Management's Policy in Identifying Reportable Segments

      CIT's reportable segments are comprised of strategic business units aggregated into segments based upon the core competencies relating to product origination, distribution methods, operations and servicing, and the nature of their regulatory environment. This segment reporting is consistent with the presentation to management.

Types of Products and Services

      CIT has four reportable segments: Specialty Finance, Commercial Finance, Equipment Finance and Capital Finance. These segments, other than Commercial Finance, offer secured lending and leasing products to midsize and larger companies across a variety of industries, including aerospace, construction, rail, machine tool, business aircraft, technology, manufacturing and transportation. The Commercial Finance segment offers secured lending and receivables collection as well as other financial products to small and midsize companies. These include secured revolving lines of credit and term loans, credit protection, accounts receivable collection, import and export financing and factoring, debtor-in-possession and turnaround financing. The Specialty Finance segment also offers home equity products to consumers primarily through a network of brokers and correspondents.

Segment Profit and Assets

      Because CIT generates a majority of its revenue from interest, fees and asset sales, management relies primarily on operating revenues to assess the performance of a segment. CIT also evaluates segment performance based on profit after income taxes, as well as asset growth, credit risk management and other factors.

      Segment reporting was modified, beginning in the quarter ended March 31, 2003, to reflect Equipment Finance and Capital Finance as separate segments. Prior periods have been restated to conform to this current presentation. Previously, these two strategic business units were combined as the Equipment Financing and Leasing segment. This new presentation is consistent with reporting to management. The business segments' operating margins and net income for the year ended December 31, 2003 include the allocation (from Corporate and Other) of additional borrowing costs stemming from the 2002 disruption to the Company's funding base and increased liquidity levels. These additional borrowing and liquidity costs had a greater impact in 2003 than in 2002 and were included in Corporate and Other in 2002. Also, for the year ended December 31, 2003, Corporate and Other included an after-tax charge of $38.4 million related to the write-down of equity investments, an after-tax benefit of $30.8 million from a gain on a call of debt as well as unallocated expenses. During 2003, in order to better align competencies, we transferred certain small business loans and leases, including the small business lending unit, totaling $1,078.6 million from Equipment Finance to Specialty Finance. Prior periods have not been restated to conform to this current presentation.

      The Corporate and Other segment included the following items in the year ended September 30, 2002: (1) goodwill impairment of $6,511.7 million, (2) provision for telecommunications of $200.0 million ($124.0 million after tax),
(3) Argentine provision of $135.0 million ($83.7 million after tax), (4) funding costs of $85.9 million ($53.2 million after tax), and (5) unallocated corporate operating items totaling $7.2 million pre-tax (income) or $3.9 million after tax. For the 2001 periods shown in the table, the corporate segment included funding costs and unallocated corporate operating expenses. Corporate segment funding costs increased significantly in 2002 from 2001, reflecting management's decision to not allocate to the business units the incremental costs of borrowing and liquidity relating to the disruption to our funding base and credit downgrades. Such 2002 additional costs included higher debt quality spreads, use of bank line versus commercial paper borrowings, incremental cost of liquidity facilities, and excess cash held to enhance liquidity. Although management chose to not allocate these incremental costs because they were viewed as relating to temporary conditions, costs have been allocated since January 1, 2003. For all periods shown, Corporate and Other includes the results of the venture capital business.

                         CIT GROUP INC. AND SUBSIDIARIES

      The following table presents reportable segment information and the reconciliation of segment balances to the consolidated financial statement totals and the consolidated total managed assets. The selected financial information by business segment presented below is based upon a fixed leverage ratio across business units and the allocation of most corporate expenses. ($ in millions)

                                                                                           Total       Corporate
                                 Specialty   Commercial      Equipment     Capital       Business         and
                                  Finance     Finance        Finance       Finance       Segments        Other       Consolidated
                                  -------     -------        -------       -------       --------        -----       ------------
At or for the Year Ended
December 31, 2003
Operating margin .............   $  842.5    $  578.8       $  148.0       $ 214.4      $ 1,783.7     $    16.1       $ 1,799.8
Income taxes .................      166.8       156.8           24.6          46.4          394.6         (29.6)          365.0
Net income (loss).............      260.9       245.0           38.5          72.6          617.0         (50.1)          566.9
Total financing and
  leasing assets .............   12,318.4    11,572.9        6,957.7       9,234.9       40,083.9            --        40,083.9
Total managed assets .........   18,743.9    11,572.9       10,183.9       9,234.9       49,735.6            --        49,735.6

At or for the Three Months
Ended December 31, 2002
Operating margin .............   $  216.8    $  163.0        $  64.7        $ 67.0      $   511.5     $   (42.9)       $  468.6
Income taxes .................       47.1        45.4            8.7          18.5          119.7         (27.7)           92.0
Net Income (loss).............       73.7        71.0           13.4          29.1          187.2         (45.9)          141.3
Total financing and
  leasing assets .............   10,316.8     9,305.2        8,145.2       8,107.5       35,874.7            --        35,874.7
Total managed assets .........   16,863.0     9,305.2       12,081.4       8,107.5       46,357.1            --        46,357.1

At or for the year ended
September 30, 2002
Operating margin .............   $  932.1    $  532.4       $  378.7       $ 260.2      $ 2,103.4     $  (322.3)     $  1,781.1
Income taxes .................      214.4       140.1           74.3          71.4          500.2        (126.2)          374.0
Net Income (loss).............      349.8       228.5          121.1         116.5          815.9      (7,514.6)       (6,698.7)
Total financing and
  leasing assets .............   10,119.4    10,079.9        8,398.8       7,789.5       36,387.6            --        36,387.6
Total managed assets .........   16,970.0    10,079.9       12,782.9       7,789.5       47,622.3            --        47,622.3

At or for the Combined
Nine Months Ended
September 30, 2001
Operating margin .............   $  649.4    $  384.6       $  398.6       $ 148.3      $ 1,580.9     $   (39.1)      $ 1,541.8
Income taxes .................      119.7        97.5           81.7          44.2          343.1        (100.9)          242.2
Net Income (loss).............      196.7       154.5          130.6         110.6          592.4        (329.1)          263.3
Total financing and
  leasing assets .............   12,791.1     9,978.7       11,063.7       6,895.7       40,729.2            --        40,729.2
Total managed assets .........   18,474.2     9,978.7       15,528.5       6,895.7       50,877.1            --        50,877.1

      During the quarter ended June 30, 2004, the former Structured Finance segment was combined into the Capital Finance segment to better align with the marketplace and to improve efficiency. As part of this realignment, approximately $1.3 billion of communications and media assets were transferred to Commercial Finance. The table above has been revised from the historical presentation to this new segment reporting structure.

      Finance income and other revenues derived from United States based financing and leasing assets were $3,695.2 million, $977.1 million, $4,284.8 million, and $3,718.7 million for the year ended December 31, 2003, the three months ended December 31, 2002, the year ended September 30, 2002, and the nine months ending September 30, 2001, respectively. Finance income and other revenues derived from foreign based financing and leasing assets, were $944.0 million, $251.7 million, $990.3 million and $829.2 million for the year ended December 31, 2003, the three months ended December 31, 2002, the year ended September 30, 2002 and the nine months ended September 31, 2001, respectively.

Note 22 -- Legal Proceedings

      On April 10, 2003, a putative class action lawsuit, asserting claims under the Securities Act of 1933, was filed in the United States District Court for the Southern District of New York against CIT, its Chief Executive Officer and its Chief Financial Officer. The lawsuit contained allegations that the registration statement and prospectus prepared and filed in connection with CIT's 2002 IPO were materially false and misleading, principally with respect to the adequacy of CIT's telecommunications-related loan loss reserves at the time. The lawsuit purported to have been brought on behalf of all those who purchased CIT common stock in or traceable to the IPO, and sought, among other relief, unspecified damages or rescission for those alleged class members who still hold CIT stock and unspecified damages for other alleged class members. On June 25, 2003, by order of the United States District

                         CIT GROUP INC. AND SUBSIDIARIES

Court, the lawsuit was consolidated with five other substantially similar suits, all of which had been filed after April 10, 2003 and one of which named as defendants some of the underwriters in the IPO and certain former directors of CIT. Glickenhaus & Co., a privately held investment firm, was named lead plaintiff in the consolidated action.

      On September 16, 2003, an amended and consolidated complaint was filed. That complaint contains substantially the same allegations as the original complaints. In addition to the foregoing, two similar suits were brought by certain shareholders on behalf of CIT against CIT and some of its present and former directors under Delaware corporate law.

      CIT believes that the allegations in each of these actions are without merit and that its disclosures were proper, complete and accurate. CIT intends to vigorously defend itself in these actions.

      In addition, there are various legal proceedings pending against CIT, which have arisen in the ordinary course of business. Management believes that the aggregate liabilities, if any, arising from such actions, including the class action suit above, will not have a material adverse effect on the consolidated financial position, results of operations or liquidity of CIT.

Note 23 -- Goodwill and Intangible Assets

      Goodwill and intangible assets totaled $487.7 million, $400.9 million, $402.0 million and $6,569.5 million at December 31, 2003, December 31, 2002, September 30, 2002 and September 30, 2001, respectively. The Company periodically reviews and evaluates its goodwill and other intangible assets for potential impairment. Effective October 1, 2001, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), under which goodwill is no longer amortized but instead is assessed for impairment at least annually. As part of the adoption, the Company allocated its existing goodwill to each of its reporting units as of October 1, 2001. Under the transition provisions of SFAS 142, there was no goodwill impairment as of October 1, 2001.

      During the quarter ended March 31, 2002, CIT's former parent, Tyco, experienced disruptions to its business surrounding its announced break-up plan, downgrades in its credit ratings, and a significant decline in its market capitalization, which caused a disruption in the Company's ability to access capital markets. As a result, management performed impairment analyses during the quarters ended March 31, 2002 and June 30, 2002. These analyses resulted in goodwill impairment charges of $4.513 billion and $1.999 billion for the quarters ended March 31, 2002 and June 30, 2002, respectively. Management performed a goodwill impairment analysis as of October 1, 2003, which indicated that the fair value of goodwill was in excess of the carrying value. Therefore, additional impairment charges were not necessary.

      There were no changes in the carrying values of goodwill during the transition period ended December 31, 2002. The changes in the carrying amount of goodwill for the year ended December 31, 2003 were as follows ($ in millions):

                                           Specialty    Commercial
                                            Finance       Finance       Total
                                           ---------    -----------   --------
Balance as of December 31, 2002 .........    $14.0        $370.4       $384.4
Severance reduction .....................     (1.3)           --         (1.3)
                                             -----        ------       ------
Balance as of December 31, 2003 .........    $12.7        $370.4       $383.1
                                             =====        ======       ======

      The downward revision to severance liabilities during the year ended December 31, 2003 was related to Specialty Finance restructuring activities and was recorded as a reduction to goodwill, as the severance liability was established in conjunction with Tyco acquisition purchase accounting adjustments.

      Other intangible assets, comprised primarily of acquired customer relationships, proprietary computer software and related transaction processes, totaled $104.6 million, $16.5 million, $17.6 million and $22.0 million at December 31, 2003 and 2002 and September 30, 2002 and 2001, respectively, and are included in Goodwill and Intangible Assets on the Consolidated Balance Sheets. The increase in other intangible assets during the year ended December 31, 2003 was due to customer relationships acquired in the purchase of two factoring businesses. Other intangible assets are being amortized over periods ranging from five to twenty years on a straight-line basis. Amortization expense totaled $4.9 million for the year ended December 31, 2003, $1.1 million for the three months

                         CIT GROUP INC. AND SUBSIDIARIES
ended December 31, 2002, $4.4 million for the year ended September 30, 2002 and $0 million for the combined nine month period ended September 30, 2001. The projected amortization for the years ended December 31, 2004 through December 31, 2008 are: $9.1 million for 2004 and 2005; $8.0 million for 2006; and $4.7 million for 2007 and 2008.

      Following is a reconciliation of previously reported net income to net income excluding goodwill amortization ($ in millions, except per share amounts):

                                                                 Three           Year          June 2       January 1
                                                Year Ended   Months Ended       Ended         through        through
                                               December 31,  December 31,   September 30,   September 30,    June 1,
                                                   2003          2002           2002            2001           2001
                                               ------------  ------------   -------------   ------------    ----------
                                                (successor)   (successor)     (successor)    (successor)   (predecessor)
Net income (loss) as reported ...............    $566.9         $141.3        $(6,698.7)       $182.8         $ 80.5
Goodwill amortization, net of tax ...........        --             --               --          59.8           32.7
                                                 ------         ------        ---------        ------         ------
Net income (loss) as adjusted ...............    $566.9         $141.3        $(6,698.7)       $242.6         $113.2
                                                 ======         ======        =========        ======         ======
Net income (loss) as adjusted per
     share -- basis .........................    $ 2.68         $ 0.67        $  (31.66)       $ 1.15         $ 0.53
Net income (loss) as adjusted per
     share -- diluted .......................    $ 2.66         $ 0.67        $  (31.66)       $ 1.15         $ 0.53

Note 24 --  Consolidating  Financial  Statements  -- Tyco Capital  Holdings Inc.
(TCH)

      TCH's activity was in connection with its capacity as the holding company for the acquisition of CIT by Tyco, which included an outstanding loan from and related interest expense payable to an affiliate of Tyco. Immediately prior to the IPO of CIT on July 8, 2002, TCH was merged with CIT and the activity of TCH (accumulated net deficit) was relieved via a capital contribution from Tyco. As a result, TCH had no subsequent impact on the CIT consolidated financial statements.


($ in millions)                                      Year Ended                        Nine Months Ended
                                                 September 30, 2002                   September 30, 2001
                                      --------------------------------------  -----------------------------------
                                          CIT         TCH       Consolidated     CIT         TCH     Consolidated
                                          ---         ---       ------------     ---         ---     ------------
                                                  (successor)                            (combined)
Finance Income ...................... $ 4,342.8      $    --     $ 4,342.8    $3,975.3     $    --    $3,975.3
Interest expense ....................   1,439.3           --       1,439.3     1,619.8          --     1,619.8
                                      ---------      -------     ---------    --------     -------    --------
Net finance income ..................   2,903.5           --       2,903.5     2,355.5          --     2,355.5
Depreciation on operating lease
   equipment ........................   1,241.0           --       1,241.0     1,036.7          --     1,036.7
                                      ---------      -------     ---------    --------     -------    --------
Net finance margin ..................   1,662.5           --       1,662.5     1,318.8          --     1,318.8
Provision for credit losses .........     788.3           --         788.3       332.5          --       332.5
                                      ---------      -------     ---------    --------     -------    --------
Net finance margin after provision
   for credit losses ................     874.2           --         874.2       986.3          --       986.3
Other revenue .......................     932.3           --         932.3       572.6          --       572.6
                                      ---------      -------     ---------    --------     -------    --------
Operating margin ....................   1,806.5           --       1,806.5     1,558.9          --     1,558.9
                                      ---------      -------     ---------    --------     -------    --------
Salaries and general operating
   expenses .........................     923.4         23.0         946.4       784.9         9.6       794.5
Interest expense -- TCH .............        --        662.6         662.6          --        98.8        98.8
Goodwill impairment .................   6,511.7           --       6,511.7          --          --          --
Goodwill amortization ...............        --           --            --        97.6          --        97.6
Acquisition related costs ...........        --           --            --        54.0          --        54.0
                                      ---------      -------     ---------    --------     -------    --------
Operating expenses ..................   7,435.1        685.6       8,120.7       936.5       108.4     1,044.9
                                      ---------      -------     ---------    --------     -------    --------
(Loss) income before provision for
   income taxes .....................  (5,628.6)      (685.6)     (6,314.2)      622.4      (108.4)      514.0
(Provision) benefit for income taxes     (336.1)       (37.9)       (374.0)     (280.1)       37.9      (242.2)
Minority interest in subsidiary trust
   holding solely debentures of the
   Company, after tax ...............     (10.5)          --         (10.5)       (8.5)         --        (8.5)
                                      ---------      -------     ---------    --------     -------    --------
Net (loss) income ................... $(5,975.2)     $(723.5)    $(6,698.7)   $  333.8     $ (70.5)   $  263.3
                                      =========      =======     =========    ========     =======    ========

                         CIT GROUP INC. AND SUBSIDIARIES

Note 25 -- Initial Public Offering and Acquisition by Tyco International Ltd.

      On July 8, 2002, the former parent of CIT, Tyco International Ltd. ("Tyco") completed a sale of 100% of CIT's outstanding common stock in an initial public offering ("IPO"). All proceeds from the IPO were collected by Tyco. Immediately prior to the offering, a restructuring was effectuated whereby the predecessor, CIT Group Inc., a Nevada corporation, was merged with and into its parent Tyco Capital Holding, Inc. ("TCH") and that combined entity was further merged with and into CIT Group Inc. (Del), a Delaware corporation. In connection with the reorganization, CIT Group Inc. (Del) was renamed CIT Group Inc. As a result of the reorganization, CIT is the successor to CIT Group Inc. (Nevada)'s business, operations, and obligations. On July 12, 2002, the underwriters of the IPO exercised a portion of their over-allotment option to purchase an additional 11.6 million shares of the Company's Common Stock from CIT at the IPO price of $23.00 per share, before underwriting discounts and commissions. CIT received the funds from this sale.

      The purchase price paid by Tyco for CIT was valued at approximately $9.5 billion. The $9.5 billion value consisted of the following: the issuance of approximately 133.0 million Tyco common shares valued at $6,650.5 million on June 1, 2001 in exchange for approximately 73% of the outstanding CIT common stock (including exchangeable shares of CIT Exchangeco, Inc.); the payment of $2,486.4 million in cash to Dai-Ichi Kangyo Bank, Limited ("DKB") on June 1, 2001 for approximately 27% of the outstanding CIT common stock; options for Tyco common shares valued at $318.6 million issued in exchange for CIT stock options; and $29.2 million in acquisition-related costs incurred by Tyco. In addition, $22.3 million in acquisition-related costs incurred by Tyco were paid and were reflected in CIT's equity as an additional capital contribution. The purchase of the CIT common stock held by DKB, which was contingent upon the satisfaction of the conditions of the merger, took place immediately prior to the closing of the merger on June 1, 2001. Additionally, Tyco made capital contributions totaling $898.3 million for the period June 2, 2001 through September 30, 2001, including a note receivable of $200.0 million that was subsequently paid by Tyco during the first fiscal quarter of 2002. Except for the capital contribution used to unwind the activity of TCH, there were no further capital contributions from Tyco subsequent to September 30, 2001.

      In connection with the acquisition by Tyco, CIT recorded acquired assets and liabilities at their estimated June 2, 2001 fair values. During the first six months of fiscal 2002, CIT recorded additions to goodwill of $348.6 million. The goodwill adjustments were related to fair value adjustments to purchased assets and liabilities, and accruals related to severance, facilities or other expenses incurred as a result of the purchase transaction. The accruals recorded during the six months ended March 31, 2002 related to finalizing integration and consolidation plans for the elimination of additional corporate administrative and other personnel located primarily in North America and Europe. These accruals resulted in additional purchase accounting liabilities, which also increased goodwill and deferred tax assets. The severance reserve established at the acquisition date was primarily related to corporate administrative personnel in North America. The Other Reserve established consisted primarily of acquisition-related costs incurred by Tyco.

      The following table summarizes purchase accounting liabilities (pre-tax) related to severance of employees and closing facilities that were recorded in connection with the acquisition by Tyco, as well as utilization during the respective periods ($ in millions).

                         CIT GROUP INC. AND SUBSIDIARIES

                                                 Severance              Facilities
                                            -------------------    ---------------------
                                            Number of               Number of                 Other      Total
                                            Employees  Reserves    Facilities   Reserves    Reserves   Reserves
                                            ---------  --------    ----------   --------    --------   --------
Reserves established in fiscal 2001 ......     671      $ 45.8           --         $ --     $ 55.9     $101.7
Fiscal 2001 utilization ..................    (408)      (20.2)          --           --      (51.5)     (71.7)
                                              ----       -----         ----        -----      -----     ------
Ending balance at September 30, 2001 .....     263        25.6           --           --        4.4       30.0
Fiscal 2002 acquisition reserves .........     826        58.4           29         20.7         --       79.1
Fiscal 2002 utilization ..................    (808)      (60.8)          (5)        (6.5)      (4.4)     (71.7)
                                              ----       -----         ----        -----      -----     ------
Balance September 30, 2002 ...............     281        23.2           24         14.2         --       37.4

October 1 -- December 31, 2002
   utilization ...........................     (41)       (6.0)          (2)        (1.8)        --       (7.8)
                                              ----       -----         ----        -----      -----     ------
Balance December 31, 2002 ................     240        17.2           22         12.4         --       29.6
2003 Utilization .........................     (97)      (13.1)         (10)        (5.2)        --      (18.3)
2003 Reduction ...........................    (100)       (1.8)          --           --         --       (1.8)
                                              ----       -----         ----        -----      -----     ------
Balance December 31, 2003 ................      43       $ 2.3           12        $ 7.2      $  --     $  9.5
                                              ====       =====         ====        =====      =====     ======

      The downward revision to the severance reserves during the year ended December 31, 2003 related to Specialty Finance restructuring activities and was recorded as a reduction to goodwill. The reserves remaining at December 31, 2003 primarily relate to the restructuring of European operations. The facility reserves relate primarily to shortfalls in sublease transactions and will be utilized over the remaining lease terms, generally within 6 years. Severance reserves also include amounts payable within the next year to individuals who chose to receive payments on a periodic basis.

      On September 30, 2001, CIT sold at net book value certain international subsidiaries to a non-U.S. subsidiary of Tyco. As a result of this sale, there were receivables from affiliates totaling $1,440.9 million, representing the debt investment in these subsidiaries. CIT charged arm's length, market-based interest rates on these receivables, and recorded $19.0 million of interest income, as an offset to interest expense, related to those notes for the quarter ended December 31, 2001. A note receivable issued at the time of this transaction of approximately $295 million was collected. Following Tyco's announcement on January 22, 2002 that it planned to separate into four independent, publicly traded companies, CIT repurchased at net book value the international subsidiaries on February 11, 2002. In conjunction with this repurchase, the receivables from affiliates of $1,588.1 million at December 31, 2001 were satisfied. The reacquisition of these subsidiaries has been accounted for as a merger of entities under common control. Accordingly, the balances contained within the financial statements and footnotes include the results of operations, financial position and cash flows of the international subsidiaries repurchased from Tyco for all periods presented.

Note 26 -- Acquisition-Related Costs

      For the combined nine months ended September 30, 2001, acquisition-related costs of $54.0 million, consisting primarily of investment banking and other professional fees, were incurred by CIT prior to and in connection with the acquisition of CIT by Tyco.

Note 27 -- Summarized Financial Information of Subsidiaries (Unaudited)

      The following presents condensed consolidating financial information for CIT Holdings LLC and its wholly-owned subsidiary, Capita Corporation (formerly AT&T Capital Corporation). CIT has guaranteed on a full and unconditional basis the existing registered debt securities and certain other indebtedness of these subsidiaries. Therefore, CIT has not presented financial statements or other information for these subsidiaries on a stand-alone basis. ($ in millions).

                         CIT GROUP INC. AND SUBSIDIARIES

                                                                 CIT
           CONSOLIDATING                     CIT      Capita   Holdings     Other
           BALANCE SHEETS                Group Inc. Corporation   LLC   Subsidiaries   Eliminations    Total
           --------------                ----------------------   ---   ------------   ------------    -----
           (successor)
December 31, 2003
ASSETS
Net finance receivables ............   $   1,581.3   $3,755.4  $1,208.8   $24,111.0     $       --    $30,656.5
Operating lease equipment, net .....            --      580.3     146.4     6,888.8             --      7,615.5
Finance receivables held for sale ..            --       80.0     163.8       674.5             --        918.3
Cash and cash equivalents ..........       1,479.9      410.6     227.5      (144.3)            --      1,973.7
Other assets .......................       8,308.2      198.1     174.1     1,892.6       (5,394.2)     5,178.8
                                       -----------   --------  --------   ---------     ----------    ---------
  Total Assets .....................   $  11,369.4   $5,024.4  $1,920.6   $33,422.6     $ (5,394.2)   $46,342.8
                                       ===========   ========  ========   =========     ==========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Debt ...............................   $  30,656.7   $1,003.5  $1,407.7   $   600.7     $       --    $33,668.6
Credit balances of
  factoring clients ................            --         --        --     3,894.6             --      3,894.6
Accrued liabilities and
  payables .........................     (24,681.5)   3,412.0    (701.2)   25,317.1             --      3,346.4
                                       -----------   --------  --------   ---------     ----------    ---------
  Total Liabilities ................       5,975.2    4,415.5     706.5    29,812.4             --     40,909.6
Minority interest ..................            --         --        --        39.0             --         39.0
Total Stockholders' Equity .........       5,394.2      608.9   1,214.1     3,571.2       (5,394.2)     5,394.2
                                       -----------   --------  --------   ---------     ----------    ---------
  Total Liabilities and
  Stockholders' Equity .............   $  11,369.4   $5,024.4  $1,920.6   $33,422.6     $ (5,394.2)   $46,342.8
                                       ===========   ========  ========   =========     ==========    =========
December 31, 2002
ASSETS
Net finance receivables ............   $     633.5   $3,541.4  $  935.7   $21,749.9     $       --    $26,860.5
Operating lease equipment, net .....            --      734.6     157.1     5,812.9             --      6,704.6
Finance receivables held for sale ..            --      159.1      62.8       991.5             --      1,213.4
Cash and cash equivalents ..........       1,310.9      231.1     293.7       200.9             --      2,036.6
Other assets .......................       6,940.5      283.3     391.6     2,372.6       (4,870.7)     5,117.3
                                       -----------   --------  --------   ---------     ----------    ---------
  Total Assets .....................   $   8,884.9   $4,949.5  $1,840.9   $31,127.8     $ (4,870.7)   $41,932.4
                                       ===========   ========  ========   =========     ==========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Debt ...............................   $  28,194.8   $1,815.7  $2,116.8   $  (446.0)    $       --    $31,681.3
Credit balances of
  factoring clients ................            --         --        --     2,270.0             --      2,270.0
Accrued liabilities and
  payables .........................     (24,180.6)   2,574.1  (1,400.3)   25,860.0             --      2,853.2
                                       -----------   --------  --------   ---------     ----------    ---------
  Total Liabilities ................       4,014.2    4,389.8     716.5    27,684.0             --     36,804.5
Preferred capital securities .......            --         --        --       257.2             --        257.2
Total Stockholders' Equity .........       4,870.7      559.7   1,124.4     3,186.6       (4,870.7)     4,870.7
                                       -----------   --------  --------   ---------     ----------    ---------
  Total Liabilities and
  Stockholders' Equity .............   $   8,884.9   $4,949.5  $1,840.9   $31,127.8     $ (4,870.7)   $41,932.4
                                       ===========   ========  ========   =========     ==========    =========

                         CIT GROUP INC. AND SUBSIDIARIES

                                                                 CIT
           CONSOLIDATING                     CIT      Capita   Holdings     Other
           BALANCE SHEETS                Group Inc. Corporation   LLC   Subsidiaries   Eliminations    Total
           --------------                ----------------------   ---   ------------   ------------    -----
           (successor)
September 30, 2002
ASSETS
Net finance receivables ............    $    864.3   $2,504.8  $  893.5   $23,418.6      $      --    $27,681.2
Operating lease equipment, net .....            --      797.2     185.3     5,584.9             --      6,567.4
Finance receivables held
  for sale .........................            --      156.7      47.7       815.1             --      1,019.5
Cash and cash equivalents ..........       1,737.8      225.8     330.3       (19.5)            --      2,274.4
Other assets .......................       4,855.0      444.4     452.5     4,173.9       (4,757.8)     5,168.0
                                        ----------   --------  --------   ---------      ---------    ---------
  Total Assets .....................    $  7,457.1   $4,128.9  $1,909.3   $33,973.0      $(4,757.8)   $42,710.5
                                        ==========   ========  ========   =========      =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Debt ...............................    $ 28,860.8   $1,858.0  $2,147.6   $  (410.4)     $      --    $32,456.0
Credit balances of factoring clients            --         --        --     2,513.8             --      2,513.8
Accrued liabilities and
  payables .........................     (26,161.5)   1,799.5  (1,348.1)   28,435.3             --      2,725.2
                                        ----------   --------  --------   ---------      ---------    ---------
  Total Liabilities ................       2,699.3    3,657.5     799.5    30,538.7             --     37,695.0
Preferred capital securities .......            --         --        --       257.7             --        257.7
Total Stockholders' Equity .........       4,757.8      471.4   1,109.8     3,176.6       (4,757.8)     4,757.8
                                        ----------   --------  --------   ---------      ---------    ---------
  Total Liabilities and
  Stockholders' Equity .............    $  7,457.1   $4,128.9  $1,909.3   $33,973.0      $(4,757.8)   $42,710.5
                                        ==========   ========  ========   =========      =========    =========

                         CIT GROUP INC. AND SUBSIDIARIES

                                                                     CIT
           CONSOLIDATING                     CIT       Capita      Holdings    Other
       STATEMENTS OF INCOME               Group Inc. Corporation     LLC    Subsidiaries Eliminations   Total
       --------------------               ---------- -----------   -------- ------------ ------------   -----
           (successor)
Year Ended December 31, 2003
Finance income .........................   $  89.0     $ 785.3      $195.0    $2,660.2      $    --   $3,729.5
Interest expense .......................     (52.7)      303.8         6.6     1,061.6           --    1,319.3
                                           -------     -------      ------    --------      -------   --------
Net finance income .....................     141.7       481.5       188.4     1,598.6           --    2,410.2
Depreciation on operating lease
  equipment ............................        --       371.6        68.5       612.9           --    1,053.0
                                           -------     -------      ------    --------      -------   --------
Net finance margin .....................     141.7       109.9       119.9       985.7           --    1,357.2
Provision for credit losses ............      36.7        53.1        14.6       282.9           --      387.3
                                           -------     -------      ------    --------      -------   --------
Net finance margin, after provision for
  credit losses ........................     105.0        56.8       105.3       702.8           --      969.9
Equity in net income of subsidiaries ...     481.3          --          --          --       (481.3)        --
Other revenue ..........................      60.4       124.8        95.7       666.7           --      947.6
Loss on venture capital investments ....        --          --          --       (88.3)          --      (88.3)
                                           -------     -------      ------    --------      -------   --------
Operating margin .......................     646.7       181.6       201.0     1,281.2       (481.3)   1,829.2
Operating expenses .....................      57.4       168.9        90.3       625.7           --      942.3
Gain on redemption of debt .............        --          --          --        50.4           --       50.4
                                           -------     -------      ------    --------      -------   --------
Income (loss) before provision for
  income taxes .........................     589.3        12.7       110.7       705.9       (481.3)     937.3
Provision for income taxes .............      22.4         5.0        43.2       294.4           --      365.0
Dividends on preferred capital securities,
  after tax ............................        --          --          --        (5.4)          --       (5.4)
                                           -------     -------      ------    --------      -------   --------
Net income .............................   $ 566.9     $   7.7      $ 67.5    $  406.1      $(481.3)  $  566.9
                                           =======     =======      ======    ========      =======   ========


                                                                     CIT
                                             CIT        Capita      Holdings    Other
         (successor)                       Group Inc. Corporation     LLC    Subsidiaries Eliminations   Total
                                          ---------- -----------   -------- ------------ ------------   -----

Three Months Ended December 31, 2002
Finance income .........................    $ 32.9     $ 224.5      $ 50.6     $ 663.7      $    --    $ 971.7
Interest expense .......................      23.9        73.9        (1.1)      243.3           --      340.0
                                           -------     -------      ------    --------      -------   --------
Net finance income .....................       9.0       150.6        51.7       420.4           --      631.7
Depreciation on operating lease equipment       --       105.0        21.6       150.7           --      277.3
                                           -------     -------      ------    --------      -------   --------
Net finance margin .....................       9.0        45.6        30.1       269.7           --      354.4
Provision for credit losses ............      18.8         8.9         2.4       103.3           --      133.4
                                           -------     -------      ------    --------      -------   --------
Net finance margin, after provision for
  credit losses ........................      (9.8)       36.7        27.7       166.4           --      221.0
Equity in net income of subsidiaries ...     144.1          --          --          --       (144.1)        --
Other revenue ..........................       4.1        46.1        23.5       189.8           --      263.5
Loss on venture capital investments ....        --          --          --        (6.4)          --       (6.4)
                                           -------     -------      ------    --------      -------   --------
Operating margin .......................     138.4        82.8        51.2       349.8       (144.1)     478.1
Operating expenses .....................      16.4        35.1        24.7       165.9           --      242.1
                                           -------     -------      ------    --------      -------   --------
Income before provision for income taxes     122.0        47.7        26.5       183.9       (144.1)     236.0
Provision (benefit) for income taxes ...     (19.3)       18.6        14.2        78.5           --       92.0
Dividends on preferred capital
  securities, after tax ................        --          --          --        (2.7)          --       (2.7)
                                           -------     -------      ------    --------      -------   --------
Net income .............................   $ 141.3     $  29.1      $ 12.3     $ 102.7      $(144.1)  $  141.3
                                           =======     =======      ======    ========      =======   ========

                         CIT GROUP INC. AND SUBSIDIARIES

                                                                     CIT
              CONSOLIDATING                  CIT        Capita     Holdings     Other
          STATEMENTS OF INCOME           Group Inc.   Corporation     LLC   Subsidiaries  Eliminations  Total
       --------------------------        ----------   -----------  -------- ------------  ------------  ------
               (successor)
Year Ended September 30, 2002
Finance income ........................  $   200.4    $1,050.1      $233.2    $2,859.1    $    --    $ 4,342.8
Interest expense ......................      (80.3)      401.3         4.8     1,113.5         --      1,439.3
                                         ---------    --------      ------    --------    -------    ---------
Net finance income ....................      280.7       648.8       228.4     1,745.6         --      2,903.5
Depreciation on operating lease
  equipment ...........................         --       503.0       105.5       632.5         --      1,241.0
                                         ---------    --------      ------    --------    -------    ---------
Net finance margin ....................      280.7       145.8       122.9     1,113.1         --      1,662.5
Provision for credit losses ...........      308.3       197.9        24.9       257.2         --        788.3
                                         ---------    --------      ------    --------    -------    ---------
Net finance margin, after provision for
  credit losses .......................      (27.6)      (52.1)       98.0       855.9         --        874.2
Equity in net income of subsidiaries ..      130.9          --          --          --     (130.9)          --
Other revenue .........................       20.7       124.0        93.0       734.9         --        972.6
Loss on venture capital investments ...         --          --          --       (40.3)        --        (40.3)
                                         ---------    --------      ------    --------    -------    ---------
Operating margin ......................      124.0        71.9       191.0     1,550.5     (130.9)     1,806.5
Operating expenses ....................    6,588.0       188.7        65.9     1,278.1         --      8,120.7
                                         ---------    --------      ------    --------    -------    ---------
(Loss) income before provision for
  income taxes ........................   (6,464.0)     (116.8)      125.1       272.4     (130.9)    (6,314.2)
Provision (benefit) for income taxes ..      234.7       (45.6)       48.8       136.1         --        374.0
Dividends on preferred capital
  securities, after tax ...............         --          --          --       (10.5)        --        (10.5)
                                         ---------    --------      ------    --------    -------    ---------
Net (loss) income .....................  $(6,698.7)   $  (71.2)     $ 76.3    $  125.8    $(130.9)   $(6,698.7)
                                         =========    ========      ======    ========    =======    =========

               (combined)

Nine Months Ended September 30, 2001
Finance income ........................     $226.4      $998.0      $219.1    $2,531.8    $    --     $3,975.3
Interest expense ......................      141.3       305.4        23.1     1,150.0         --      1,619.8
                                            ------      ------      ------    --------    -------     --------
Net finance income ....................       85.1       692.6       196.0     1,381.8         --      2,355.5
Depreciation on operating lease
  equipment ...........................         --       460.5       103.4       472.8         --      1,036.7
                                            ------      ------      ------    --------    -------     --------
Net finance margin ....................       85.1       232.1        92.6       909.0         --      1,318.8
Provision for credit losses ...........       54.7        88.9        15.1       173.8         --        332.5
                                            ------      ------      ------    --------    -------     --------
Net finance margin, after provision for
  credit losses .......................       30.4       143.2        77.5       735.2         --        986.3
Equity in net income of subsidiaries ..      461.5          --          --          --     (461.5)          --
Other revenue .........................      (80.6)       67.6        68.1       511.5         --        566.6
Gain on venture capital investments ...         --          --          --         6.0         --          6.0
                                            ------      ------      ------    --------    -------     --------
Operating margin ......................      411.3       210.8       145.6     1,252.7     (461.5)     1,558.9
Operating expenses ....................      216.9       160.0        78.4       589.6         --      1,044.9
                                            ------      ------      ------    --------    -------     --------
Income before provision for
  income taxes ........................      194.4        50.8        67.2       663.1     (461.5)       514.0
Provision (benefit) for income taxes ..      (68.9)       19.3        25.5       266.3         --        242.2
Dividends on preferred capital
  securities, after tax ...............         --          --          --        (8.5)        --         (8.5)
                                            ------      ------      ------    --------    -------     --------
Net income ............................     $263.3      $ 31.5      $ 41.7    $  388.3    $(461.5)    $  263.3
                                            ======      ======      ======    ========    =======     ========

                         CIT GROUP INC. AND SUBSIDIARIES


                                                                  CIT
              CONSOLIDATING                  CIT       Capita   Holdings     Other
         STATEMENT OF CASH FLOWS         Group Inc.  Corporation   LLC   Subsidiaries Eliminations   Total
         -----------------------         ----------  -----------   ---   -------------------------   -----
               (successor)
Year Ended December 31, 2003
Cash Flows From Operating Activities:
Net cash flows provided by
  operations ........................   $    224.4  $  629.7  $    386.6  $    946.4  $       --  $  2,187.1
                                        ----------  --------  ----------  ----------  ----------  ----------
Cash Flows From Investing Activities:
Net decrease in financing and
  leasing assets ....................       (982.4)   (338.2)     (416.4)   (2,172.7)         --    (3,909.7)
Decrease in inter-company loans
  and investments ...................     (1,534.9)       --          --          --     1,534.9          --
Other ...............................           --        --          --       (77.8)         --       (77.8)
                                        ----------  --------  ----------  ----------  ----------  ----------
Net cash flows (used for)
  investing activities ..............     (2,517.3)   (338.2)     (416.4)   (2,250.5)    1,534.9    (3,987.5)
                                        ----------  --------  ----------  ----------  ----------  ----------
Cash Flows From Financing Activities:
Net increase (decrease) in debt .....      2,461.9    (812.2)     (709.1)      902.3          --     1,842.9
Inter-company financing .............           --     700.2       672.7       162.0    (1,534.9)         --
Cash dividends paid .................           --        --          --      (101.8)         --      (101.8)
Other ...............................           --        --          --        (3.6)         --        (3.6)
                                        ----------  --------  ----------  ----------  ----------  ----------
Net cash flows provided by
  (used for) financing activities ...      2,461.9    (112.0)      (36.4)      958.9    (1,534.9)    1,737.5
                                        ----------  --------  ----------  ----------  ----------  ----------
Net (decrease) increase in cash
and cash equivalents ................        169.0     179.5       (66.2)     (345.2)         --       (62.9)
Cash and cash equivalents,
  beginning of period ...............      1,310.9     231.1       293.7       200.9          --     2,036.6
                                        ----------  --------  ----------  ----------  ----------  ----------
Cash and cash equivalents,
  end of period .....................   $  1,479.9  $  410.6  $    227.5  $   (144.3) $       --  $  1,973.7
                                        ==========  ========  ==========  ==========  ==========  ==========

                         CIT GROUP INC. AND SUBSIDIARIES

                                                                         CIT
              CONSOLIDATING                   CIT         Capita       Holdings     Other
         STATEMENT OF CASH FLOWS           Group Inc.   Corporation      LLC      Subsidiaries    Eliminations     Total
     ------------------------------        ----------   -----------    --------   ------------    ------------   ----------
               (successor)
Three Months Ended December 31, 2002
Cash Flows From Operating Activities:
Net cash flows (used for)
  provided by operations ...............   $ (2,191.1)   $    115.1    $   51.5    $  2,636.9      $       --    $    612.4
                                           ----------    ----------    --------    ----------      ----------    ----------
Cash Flows From Investing Activities:
Net increase (decrease) in financing
  and leasing assets ...................        212.8      (1,062.8)      (43.6)        882.8              --         (10.8)
Increase in intercompany loans
  and investments ......................      2,217.4            --          --            --        (2,217.4)           --
Other ..................................           --            --          --          (4.3)             --          (4.3)
                                           ----------    ----------    --------    ----------      ----------    ----------
Net cash flows (used for) provided by
  investing activities .................      2,430.2      (1,062.8)      (43.6)        878.5        (2,217.4)        (15.1)
                                           ----------    ----------    --------    ----------      ----------    ----------
Cash Flows From Financing Activities:
Net decrease in debt ...................       (666.0)        (42.3)      (30.8)        (70.6)             --        (809.7)
Intercompany financing .................           --         995.3       (13.7)     (3,199.0)        2,217.4            --
Cash dividends paid ....................           --            --          --         (25.4)             --         (25.4)
                                           ----------    ----------    --------    ----------      ----------    ----------
Net cash flows (used for) provided by
  financing activities .................       (666.0)        953.0       (44.5)     (3,295.0)        2,217.4        (835.1)
                                           ----------    ----------    --------    ----------      ----------    ----------
Net (decrease) increase in cash and
  cash equivalents .....................       (426.9)          5.3       (36.6)        220.4              --        (237.8)
Cash and cash equivalents,
  beginning of period ..................      1,737.8         225.8       330.3         (19.5)             --       2,274.4
                                           ----------    ----------    --------    ----------      ----------    ----------
Cash and cash equivalents, end of period   $  1,310.9    $    231.1    $  293.7    $    200.9      $       --    $  2,036.6
                                           ==========    ==========    ========    ==========      ==========    ==========

                         CIT GROUP INC. AND SUBSIDIARIES

                                       CIT
              CONSOLIDATING                     CIT        Capita    Holdings    Other
         STATEMENT OF CASH FLOWS             Group Inc. Corporation    LLC   Subsidiaries Eliminations    Total
         -----------------------             ----------------------    ---   ------------ ------------    -----
               (successor)
Year Ended September 30, 2002
Cash Flows From Operating Activities:
Net cash flows provided by
   (used for) operations ...............   $    334.7  $   (298.1) $ (688.2) $  2,047.5     $     --    $  1,395.9
                                           ----------  ----------  --------  ----------     --------    ----------
Cash Flows From Investing Activities:
Net increase in financing
   and leasing assets ..................        662.0       211.9     721.3       779.0           --       2,374.2
Increase in intercompany loans and
   investments .........................      1,008.3          --        --          --     (1,008.3)           --
Other ..................................           --          --        --       (52.5)          --         (52.5)
                                           ----------  ----------  --------  ----------     --------    ----------
Net cash flows provided by
   investing activities ................      1,670.3       211.9     721.3       726.5     (1,008.3)      2,321.7
                                           ----------  ----------  --------  ----------     --------    ----------
Cash Flows From Financing Activities:
Net (decrease) increase in debt ........     (1,885.3)   (1,021.2)    175.3      (698.1)          --      (3,429.3)
Intercompany financing .................           --     1,226.2     117.7    (2,352.2)     1,008.3            --
Capital contributions from
   former parent .......................        923.5          --        --          --           --         923.5
Cash dividends paid ....................           --          --        --          --           --            --
Proceeds from issuance of
   common stock ........................        254.6          --        --          --           --         254.6
                                           ----------  ----------  --------  ----------     --------    ----------
Net cash flows (used for) provided by
   financing activities ................       (707.2)      205.0     293.0    (3,050.3)     1,008.3      (2,251.2)
                                           ----------  ----------  --------  ----------     --------    ----------
Net increase (decrease) in cash and
   cash equivalents ....................      1,297.8       118.8     326.1      (276.3)          --       1,466.4
Cash and cash equivalents,
   beginning of period .................        440.0       107.0       4.2       256.8           --         808.0
                                           ----------  ----------  --------  ----------     --------    ----------
Cash and cash equivalents, end of period   $  1,737.8  $    225.8  $  330.3  $    (19.5)    $     --    $  2,274.4
                                           ==========  ==========  ========  ==========     ========    ==========

                         CIT GROUP INC. AND SUBSIDIARIES


                                                                       CIT
              CONSOLIDATING                      CIT       Capita    Holdings     Other
         STATEMENT OF CASH FLOWS             Group Inc. Corporation    LLC   Subsidiaries  Eliminations     Total
         -----------------------             ----------------------    ---   ------------  ------------     -----
               (combined)
Nine Months Ended September 30, 2001
Cash Flows From Operating Activities:
Net cash flows provided by (used for)
   operations ..........................   $     17.4  $    275.1  $  128.4     $  608.4     $     --      $  1,029.3
                                           ----------  ----------  --------     --------     ----------    ----------
Cash Flows From Investing Activities:
Net increase (decrease) in financing and
   leasing assets ......................        335.0       440.4     (36.7)       275.5           --         1,014.2
Decrease in intercompany loans and
   investments .........................     (2,822.6)       --        --           --          2,822.6          --
Other ..................................         --          --        --          (21.2)          --           (21.2)
                                           ----------  ----------  --------     --------     ----------    ----------
Net cash flows provided by (used for)
   investing activities ................     (2,487.6)      440.4     (36.7)       254.3        2,822.6         993.0
                                           ----------  ----------  --------     --------     ----------    ----------
Cash Flows From Financing Activities:
Net (decrease) increase in debt ........      1,114.7    (2,872.5)   (247.4)      (741.4)          --        (2,746.6)
Intercompany financing .................         --       2,134.7     240.6        447.3       (2,822.6)         --
Capital contributions from
   former parent .......................        675.0        --        --           70.5           --           745.5
Cash dividends paid ....................         --          --        --          (52.9)          --           (52.9)
Other ..................................         --          --        --           27.6           --            27.6
                                           ----------  ----------  --------     --------     ----------    ----------
Net cash flows (used for) provided by
   financing activities ................      1,789.7      (737.8)     (6.8)      (248.9)      (2,822.6)     (2,026.4)
                                           ----------  ----------  --------     --------     ----------    ----------
Net (decrease) increase in cash and
   cash equivalents ....................       (680.5)      (22.3)     84.9        613.8           --            (4.1)
Cash and cash equivalents, beginning
   of period ...........................      1,120.5       129.3     (80.7)      (357.0)          --           812.1
                                           ----------  ----------  --------     --------     ----------    ----------
Cash and cash equivalents, end of period   $    440.0  $    107.0  $    4.2     $  256.8     $     --      $    808.0
                                           ==========  ==========  ========     ========     ==========    ==========

                         CIT GROUP INC. AND SUBSIDIARIES

      Note 28 -- Selected Quarterly Financial Data (Unaudited)

Summarized quarterly financial data are presented below ($ in millions, except per share data).

                                                             Year Ended December 31, 2003
                                                --------------------------------------------------
                                                  First        Second         Third       Fourth
                                                 Quarter       Quarter       Quarter      Quarter
                                                ----------  ------------  ------------   ---------
Net finance margin .........................     $313.7        $339.2       $342.3        $362.0
Provision for credit losses ................      103.0         100.6         82.9         100.8
Other revenue ..............................      239.9         229.7        232.0         246.0
Loss on venture capital investments ........       (4.4)        (12.1)       (11.3)        (60.5)
Salaries and general operating expenses ....      233.6         227.2        237.5         244.0
Gain on debt call ..........................         --            --           --          50.4
Provision for income taxes .................       82.9          89.3         94.6          98.2
Dividends on preferred capital
  securities, after tax ....................        2.7           2.7           --            --

Minority interest after tax ................         --           0.1          0.2           (0.3)
Net income (loss) ..........................     $127.0        $136.9       $147.8        $155.2
Net income (loss) per diluted share (1) ....     $ 0.60        $ 0.65        $0.69        $ 0.72


                                                                           Year Ended September 30, 2002
                                                                    ------------------------------------------
                                                     Three Months
                                                         Ended
                                                     December 31,    First     Second       Third      Fourth
                                                         2002       Quarter    Quarter     Quarter     Quarter
                                                     ------------   -------    -------     -------    --------
Net finance margin ................................     $354.4      $487.5     $ 448.2      $ 356.0     $370.8
Provision for credit losses .......................      133.4       112.9       195.0        357.7      122.7
Other revenue .....................................      263.5       242.5       237.4        247.5      245.2
(Loss) gain on venture capital investments ........       (6.4)        2.6        (5.3)        (1.4)     (36.2)
Salaries and general operating expenses ...........      242.1       238.7       234.2        237.9      235.6
Interest expense -- TCH ...........................         --        76.3       305.0        281.3         --
Goodwill impairment ...............................         --          --     4,512.7      1,999.0         --
Provision for income taxes ........................       92.0       118.2        50.4        121.3       84.1
Minority interest in subsidiary trust holding
   solely debentures of the Company, after tax ....        2.7         2.4         2.7          2.7        2.7
Net income (loss) .................................     $141.3      $184.1   $(4,619.7)   $(2,397.8)    $134.7
Net income (loss) per diluted share (1) ...........     $ 0.67      $ 0.87    $ (21.84)   $  (11.33)    $ 0.64

                         CIT GROUP INC. AND SUBSIDIARIES

                                                                     Nine Months Ended September 30, 2001
                                                                   ----------------------------------------
                                                                    First          Second            Third
                                                                   Quarter        Quarter(2)        Quarter
                                                                   -------        ----------        -------
                                                                (predecessor)     (combined)      (successor)
Net finance margin ............................................     $404.7          $429.4          $484.7
Provision for credit losses ...................................       68.3           166.7            97.5
Other revenue .................................................      206.7           120.0           239.9
Gain (loss) on venture capital investments ....................        4.9             1.8            (0.7)
Salaries and general operating expenses .......................      263.5           267.9           263.1
Goodwill amortization .........................................       22.5            29.7            45.4
Interest expense -- TCH .......................................         --            25.0            73.8
Acquisition-related costs .....................................         --            54.0              --
Provision for income taxes ....................................       99.0            30.5           112.7
Minority interest in subsidiary trust holding solely
   debentures of the Company, after tax .......................        2.9             2.8             2.8
Net income (loss) .............................................     $160.1          $(25.4)         $128.6
Net income (loss) per diluted share(1) ........................     $ 0.75          $(0.12)         $ 0.61

--------------------------------------------------------------------------------
(1) Per share calculations assume that common shares outstanding as a result of the July 2002 IPO (211.7 million) were outstanding for all periods preceding the quarter ended September 30, 2002.

(2) The second quarter of 2001 includes predecessor operations through June 1, 2001 and successor operations for June 2 through June 30, 2001.